An Appraisal Report



                                       Of



                               THE HOLLYWOOD VIDEO
                           A 7,488 SF RETAIL BUILDING
                   S/S BELTLINE HIGHWAY, EAST OF BETHEL STREET
                       PADUCAH, MCCRACKIN COUNTY, KENTUCKY



                            Effective Date Of Report
                                NOVEMBER 24, 1997



                                Specifically For
                               MR. LAWRENCE MILLER
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326



                                       By
                       HUBER & LAMB APPRAISAL GROUP, INC.
                          109 Westpark Drive, Suite 320
                           Brentwood, Tennessee 37027



                                    11-97-604

HUBER & LAMB APPRAISAL GROUP, INC.
109 Westpark Drive, Suite 320                                Murray W. Huber, RM
Brentwood, Tennessee 37027
Phone 615/371-8575                                           James E. Lamb, MAI
Fax 615/370-1216

November 25, 1997

Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE:   AN APPRAISAL ASSIGNMENT OF HOLLYWOOD VIDEO
      A 7,488 SF RETAIL BUILDING
      S/S BELTLINE HIGHWAY, EAST OF BETHEL STREET
      PADUCAH, MCCRACKIN COUNTY, KENTUCKY

Dear Mr. Miller:

At your request and authorization, we have appraised the above-referenced property for the purpose of estimating its current market value as of November 24, 1997, assuming an individual property sale. In addition, you have requested the estimated value of the subject assuming it is part of a 18 property portfolio sale. The property rights being appraised are the Leased Fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

ASSUMING SINGLE ASSET PROPERTY SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of November 24, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the Leased Fee interest in the subject property is:

               ONE MILLION TWO HUNDRED FIFTY-FIVE THOUSAND DOLLARS
                                  ($1,255,000)

ASSUMING PORTFOLIO SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of November 24, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the Leased Fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

                    ONE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                  ($1,400,000)

MARKETING PERIOD: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Mr. Lawrence Miller
November 25, 1997
Page 2


Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

Mr. Lawrence Miller
November 25, 1997
Page 3


We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC



/s/ James E. Lamb                        /s/ Eugene L. Poe Jr.

James E. Lamb, MAI                       Eugene L. Poe, Jr.
Review Appraiser                         Associate Appraiser
State Certified General Real             State Certified General Real
  Estate Appraiser                         Estate Appraiser
Licensee #CG-557                         Kentucky Temporary License #6723

                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions.....................................1
The Appraisal Assignment.......................................................3
   Identification of Subject Property..........................................3
   Purpose & Use of The Appraisal Report.......................................3
   Property Rights Being Appraised.............................................3
   Significant Dates of Appraisal Assignment...................................3
   Scope of the Appraisal......................................................3
   Subject Property Sales History..............................................4
Definition of Terms............................................................6
Assumptions and Limiting Conditions...........................................10
Paducah/McCracken County Analysis.............................................13
   Metropolitan Map...........................................................17
Neighborhood Analysis.........................................................18
   Neighborhood Map...........................................................21
Site Analysis.................................................................22
   Survey Map.................................................................24
   Tax Plat Map...............................................................25
   Flood Plain Map............................................................26
Description of Improvements...................................................27
   Site Plan..................................................................30
Photographs of Subject Property...............................................31
Subject Property Zoning.......................................................33
   Zoning Map.................................................................34
Highest and Best Use..........................................................35
Real Estate Tax Analysis......................................................39
Appraisal Procedure...........................................................40
Land Valuation................................................................42
   Land Sales.................................................................44
     Comparable Land Sales Map................................................47
   Land Valuation Summary.....................................................48
Cost Approach.................................................................53
   Subject's Marshall Valuation Cost Data.....................................54
   Cost Approach Summary......................................................60
Sales Comparison Approach.....................................................61
   Comparable Improved Sales Data.............................................63
     Comparable Improved Sales Map............................................73
   Sales Comparison Approach Analysis.........................................74
     Sales Comparison Approach Reconciliation.................................78
Income Capitalization Approach................................................79
   Comparable Improved Rental Data............................................81
     Comparable Improved Rental Map...........................................91
   Potential Gross Income Analysis............................................92


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 1
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                                                      Table of Contents, cont'd.
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   Expense Analysis...........................................................96
   Stabilized Operating Statement.............................................98
   Direct Capitalization Rate Analysis........................................99
      Subject's Potential Mortgage Terms Analysis............................100
      Debt Coverage Ratio Analysis: A Test of Reasonableness.................101
      Income Capitalization Approach Reconciliation..........................102
Correlation and Final Estimate of Value......................................103
Certification of Value.......................................................105
Portfolio Sale Market Value Estimates........................................107
Certification of Value - Portfolio Sale Market Value Estimates...............114
Summary of Qualifications....................................................116
Addenda......................................................................120


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 2
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                                        SUMMARY OF IMPORTANT FACTS & CONCLUSIONS
================================================================================

VALUATION CONCLUSION:
  SINGLE ASSET VALUE ESTIMATE:           $1,255,000
    Cost Approach:                       $1,217,000
    Sales Comparison Approach:           $1,250,000
    Income Capitalization Approach:      $1,260,000

   INTEREST APPRAISED:                   Leased Fee

  VALUE ESTIMATE'S IMPLIED UNITS OF COMPARISON:
    Value/SF:                            $167.60/SF
    GIM:                                 9.99x
    Overall Rate:                        9.75%

AS IS PORTFOLIO SALE VALUE ESTIMATE:     $1,400,000

  SPECIAL LIMITING CONDITION: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

  ESTIMATED MARKETING PERIOD:            12 months, assuming the subject is
                                         placed on the market at the final value
                                         estimate conclusion above

SIGNIFICANT APPRAISAL DATES:
  DATE OF APPRAISAL REPORT:              November 25, 1997
  EFFECTIVE DATE OF APPRAISAL:           November 24, 1997
  DATE OF INSPECTION:                    November 24, 1997

LOCATION:
  PHYSICAL LOCATION:                     S/s Beltline Highway, East of Bethel
                                           Street
 CITY:                                   Paducah
 COUNTY:                                 McCrackin
 STATE:                                  Kentucky

LEGAL DESCRIPTION:
 TAX MAP/PARCEL:                         120-2-3/37

PROPERTY DESCRIPTION:
 LAND AREA:
  Acres:                                 1.000
  Square Feet:                           43,560
  Zoning:                                B-3 Business District

IMPROVEMENTS:
 Property Type:                          Retail
 Tenancy:         Single Tenant
 Size (Gross Building Area):             7,488 SF
 Size (Net Rentable Area):               7,488 SF
 Year Built:                             1997
 Physical Occupancy:                     100%


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 1
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                               SUMMARY OF IMPORTANT FACTS & CONCLUSIONS, CONT'D.
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HIGHEST AND BEST USE:
  AS VACANT:                             Hold for investment and/or development
                                         as a single tenant "pad site" retail
                                         sales or commercial services facility.

  AS IMPROVED:                           Continued use as a retail services use
                                         on a single-tenant basis.

ESTIMATED INCOME OPERATING DATA:
  GROSS POTENTIAL INCOME:                $125,649
  OCCUPANCY AT DATE OF APPRAISAL:        100%
  STABILIZED VACANCY:                    1%
  NET OPERATING INCOME:                  $122,399


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 2
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                                                        THE APPRAISAL ASSIGNMENT
================================================================================

IDENTIFICATION OF SUBJECT PROPERTY

Property Name:                           Hollywood Video
Property Type:                           Retail
General Location:                        S/s Beltline Highway, East of
                                         Bethel Street
City:                                    Paducah
County:                                  McCrackin
State:                                   Kentucky
Tax Map/Parcel:                          120-2-3/37
Metes & Bounds Description:              N/A

PURPOSE & USE OF THE APPRAISAL REPORT

Purpose of Report:                       Estimate the "as is" market value of
                                         subject property. The reader is
                                         referred to the Definition of Terms
                                         section of the report for the
                                         definition of market value as utilized
                                         in this analysis.

Client's Intended Use of Report:         Assist in real estate mortgage finance
                                         underwriting of the subject property.

PROPERTY RIGHTS BEING APPRAISED

      The property rights being appraised are the Leased Fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of Leased Fee as utilized in this analysis.

SIGNIFICANT DATES OF APPRAISAL

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:                November 24, 1997
Effective Date Of Appraisal:             November 24, 1997
Date of Inspection:                      November 24, 1997

SCOPE OF THE APPRAISAL

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.

      2. Analyzed the Paducah economy and the subject neighborhood to determine the market conditions that effect the subject's market value.


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                                               THE APPRAISAL ASSIGNMENT, CONT'D.
--------------------------------------------------------------------------------

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

SUBJECT PROPERTY SALES HISTORY

      The following summarizes the most recent sales transaction and prior sales history of the subject property:

Current Owner of Record:                 NOM Paducah, LP

COMMENT: The property was previously purchased as a large tract. The owner is anticipating subdividing the frontage into small outparcels while the bulk of the interior is offered for sale for a 15(plus or minus) acre retail site.

Most Recent Transaction Data:
         Transaction Date:               07/28/97
         Grantor:                        Fidelity Company, LLC
         Consideration:                  $335,000
         Deed Book/Page:                 876/229

Most Recent Transaction Data:
         Transaction Date:               01/96
         Grantor:                        Joe Shane
         Consideration:                  $1,250,000 or $67,568/acre (18.5 Acres)
         Deed Book/Page:                 843/452

      COMMENT: This transaction was the purchase of 18.5 acres, of which the subject outparcel is a part of.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 4
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                                               THE APPRAISAL ASSIGNMENT, CONT'D.
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Current Listing:                         No

     Comparison to
       Concluded Value:                  The January 1996 transaction was the
                                         sale of a larger 18.5 acre tract.. The
                                         large tract has recently been approved
                                         by the Paducah Zoning Department to
                                         subdivide including four outparcels
                                         with frontage along Beltline Highway.
                                         Therefore, the price per acre of the
                                         January 1996 transaction is not
                                         comparable to the subject one acre
                                         parcel.

                                         The $335,000 purchaset price for the
                                         subject in 1997 is the same as the
                                         estimated market value of the land. The
                                         sale price is supported by recent sales
                                         in the immediate vicinity of the
                                         subject.

                                         The bulk tract served as a drive-in
                                         theater site for several decades before
                                         closing in the early 1980s. The tract
                                         remains vacant to date with no
                                         improvements. The subject is the first
                                         outparcel sale from the 18.5 acres.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 5
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                                                             DEFINITION OF TERMS
================================================================================

1. MARKET VALUE - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                              Section 34.42(f) of Federal Regulations.

                        2. FDIC Final Rule on Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. HIGHEST AND BEST USE - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. MARKET RENT - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. MARKET PRICE - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. APPRECIATION - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 6
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                                                   DEFINITIONS OF TERMS, CONT'D.
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      of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. DEPRECIATION - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.

7. INVESTMENT VALUE - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. FUNCTIONAL OBSOLESCENCE - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. EXTERNAL OBSOLESCENCE - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. FEE SIMPLE ESTATE - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. LEASED FEE ESTATE - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. LEASEHOLD ESTATE - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. PRESENT VALUE - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. GROSS SALES PROCEEDS - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. FORECASTING - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.


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                                                   DEFINITIONS OF TERMS, CONT'D.
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16.   OVERALL CAPITALIZATION RATE - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. DISCOUNT RATE - A rate of return on capital used to convert future payments or receipts into present value.

18. INTERNAL RATE OF RETURN - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e., the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. RETAIL VALUE - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

SUPPLEMENTAL DEFINITIONS

1. MARKET VALUE "AS IS" ON APPRAISAL DATE: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

2. PROSPECTIVE VALUE UPON COMPLETION OF CONSTRUCTION: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre-leased). For properties where individual units are to be sold over a period of -time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

3. PROSPECTIVE VALUE UPON ACHIEVING STABILIZED OCCUPANCY: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 8
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                                                   DEFINITIONS OF TERMS, CONT'D.
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      competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

4. PROPOSED TRACT DEVELOPMENT: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

5. FAIR VALUE - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the property type and local market conditions. When a current sale is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 9
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                                              ASSUMPTION AND LIMITING CONDITIONS
================================================================================

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.


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                                    ASSUMPTIONS AND LIMITING CONDITIONS, CONT'D.
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10.   Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed.

11. Real Estate Values are influenced by a large number of external factors. The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

17. The value estimate assuming a portfolio sale specifically assumes the property is sold as part of the 18 property portfolio described within the attached report. As


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 11
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                                    ASSUMPTIONS AND LIMITING CONDITIONS, CONT'D.
--------------------------------------------------------------------------------

      is the case with any value estimate, the portfolio sale value estimate is based on a sale within a typical marketing period of 12 months or less. Any fluctuations in market conditions can possibly have more significant effects on portfolio value than individual property sales.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 12

                                               PADUCAH/MCCRACKEN COUNTY ANALYSIS
================================================================================

INTRODUCTION

      Paducah, the county seat of McCracken County, is the major economic center and the largest urban area in west Kentucky's Jackson Purchase Region. Paducah is located at the confluence of the Ohio and Tennessee Rivers (the head of the Tennessee-Tombigbee Waterway) approximately 48 river miles east of the confluence of the Ohio and Mississippi Rivers. Paducah is located 139 miles northwest of Nashville, Tennessee; 167 miles southeast of St. Louis, Missouri; and 215 miles southwest of Louisville, Kentucky. McCracken County, with a land area of 251 square miles, had an estimated 1992 population of 63,707 persons.

HISTORY

      In 1795, General George Rogers Clark, the famous hero of the American Revolutionary War, laid claim to the 37,000 acres at the mouth of the Tennessee River on the basis of a Virginia Treasury warrant. The same site was also claimed by the Porterfield family heirs on the basis of a Virginia Military warrant. This dispute delayed settlement and eventually went to U.S. Supreme Court. When General Clark died, his claim went to his younger brother William, of Lewis and Clark fame. The deed transfer was accomplished for a mere $5.

      William Clark, in 1827, platted a town at this northernmost point of what is now Tennessee Tombigbee Waterway. Formerly the site of the village of Pekin, General Clark renamed this new town in honor of the Padouca Indians. In a letter to his son, Lewis, on April 27, 1827 he said, "I expect to go to the mouth of
(the) Tennessee the 26th of next month and be absent about two weeks. I have laid out a town there and intend to sell some lots (in) it, the name is Pa-du-cah, once the largest Nation of Indians known in this Country, and now almost forgotten".

      Local folklore speaks of the legendary Chief Paduke, a peaceful leader of a Chickasaw subtribe that hunted in this region. A statue of the Chief, sculpted by American artist Lorado Taft in 1909, presently stands on Jefferson boulevard at 19th Street. A twin of this statue is in a fountain in front of Union Station in Washington D.C. Paducah is the only major city in the Commonwealth of Kentucky with an Indian name.

      Incorporated in 1830, Paducah's early growth was due to its strategic location at the confluence of the mighty Ohio and Tennessee Rivers. Paducah Marine Ways, a barge manufacturer founded in 1854, was the town's oldest industry. The crucial river industry is Paducah's third largest employer.

POPULATION

      The Paducah area population has been growing at a moderate pace. However, the city population has been declining as the county population increases. This trend is not unusual for similar sized cities throughout the Southeast United States. The following summarizes population historical data.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 13
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                                               PADUCAH/MCCRACKEN COUNTY ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                                   POPULATION

                                1992*      1990       1980       1970
                                -----      ----       ----       ----

Labor Market Area             147,698    145,836    144,500    130,827

Paducah                        26,853     27,256     29,315     31,627

McCracken County               63,707     62,310     61,310     58,281
================================================================================
*POPULATION ESTIMATES
Source:U.S. Department of Commerce, Bureau of the Census
================================================================================

      The 1995 county population is presented in the following chart. The population growth in the county from 1990 to 1995 exceeds the 10 year growth over the previous decade and approaches the growth from 1970 to 1980. The forecasted growth through the year 2020 equates to 3(plus or minus)% per decade, which is about double the percentage growth of 1980 to 1990.

================================================================================
                             POPULATION PROJECTIONS

                                1995       2000       2010       2020
                                ----       ----       ----       ----

McCracken County               65,106     67,176     69,578     71,007

Paducah                        26,853     27,256     29,315     31,627

                               63,707     62,310     61,310     58,281
================================================================================
*POPULATION ESTIMATES
SOURCE: UNIVERSITY OF LOUISVILLE, URBAN RESEARCH INSTITUTE, KENTUCKY STATE DATA CENTER
================================================================================

THE ECONOMIC FRAMEWORK

      The total number of McCracken County residents employed in 1993 averaged 30,392. In 1992, manufacturing firms in the county reported 4,158 employees; wholesale and retail trade provided 10,320 jobs; 8,411 people were employed in service occupations; state and local government accounted for 3,116 employees; and contract construction firms provided 1,498 jobs.

      The following table summarizes the largest manufacturing employers in the McCrackin County area.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 14
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                                               PADUCAH/MCCRACKEN COUNTY ANALYSIS
--------------------------------------------------------------------------------

           ==========================================================
                       LARGEST MANUFACTURING FIRMS (1996)

                                                             Average
                                                           Employment
                                                           ----------

           Lockheed Martin Utility Services,                  1,800
           Inc.

           VMV Enterprises, Inc.                                546

           The Paducah Sun                                      167

           Hawley Products, Inc.                                165

           Walker Boat Yard                                     125

           H.B. Fuller                                          117
           ==========================================================
           SOURCE: KENTUCKY CABINET FOR ECONOMIC DEVELOPMENT
           ==========================================================

      There is a current estimated labor supply of 14,650 persons available for industrial jobs in the labor market area. In addition, from 1995 through 1999, 10,422 young persons in the area will become 18 years of age and potentially available for industrial jobs. McCracken County's labor force was 33,345 strong in September 1997 with an unemployment rate of 5.1%.

================================================================================
                     MCCRACKEN COUNTY EMPLOYMENT STATISTICS

                        Civilian Labor                            Unemployment
                            Force        Employed    Unemployed       Rate
                            -----        --------    ----------       ----

       Current Month        33,345        31,629        1,716         5.1%

           1996             33,021        31,583        1,438         4.4%

            195             32,768        31,386        1,382         4.2%

           1994             32,450        30,766        1,684         5.2%

           1993             31,816        30,372        1,444         4.5%

           1992             31,441        29,817        1,624         5.2%
================================================================================
SOURCE: KY CABINET FOR WORKFORCE DEVELOPMENT, RESEARCH & STATISTICS BRANCH. CURRENT MONTH IS SEPTEMBER 1997.
================================================================================

TRANSPORTATION

      Major "AAA"-rated trucking highways serving the city include Interstate 24 and U.S. Highways 45, 60, and 62. The Interstate 24 Downtown Loop provides direct access from downtown to Interstate 24. Twenty-five trucking companies provide interstate and/or intrastate service to Paducah. Three maintain local terminals. The Paducah &


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 15
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                                               PADUCAH/MCCRACKEN COUNTY ANALYSIS
--------------------------------------------------------------------------------

Louisville Railway provides main line rail service to Paducah. Connections with the Illinois Central Railroad and the Burlington Northern Railroad are located near Paducah. The Barkley Regional Airport, six miles west of Paducah, provides scheduled commuter airline service. The Paducah-McCracken County Riverport Authority operates a public riverport at the confluence of the Ohio, and Tennessee Rivers.

POWER AND FUEL

      The Paducah Power System provides electric power to Paducah. The PacifiCorp/Big Rivers Electric Corporation provides electric power to most of McCracken County through the Jackson Purchase Electric Cooperative Corporation. Kentucky Utilities Company provides electric power to a small portion of the county. Western Kentucky Gas Company, provides natural gas service to Paducah.

EDUCATION

      The Paducah Independent School System and the McCracken County School System each provide primary and secondary public education to McCracken County residents. Both systems are accredited by the Southern Association of Colleges and Schools. The Paducah Community College, a unit of the University of Kentucky Community College System, confers associate degrees and had a fall 1993 enrollment of 3,241 students. Five other colleges and universities, including Murray State University are located within 75 miles of Paducah. The West Kentucky State Vocational-Technical School and the Paducah Area Vocational Education Center, each provide vocational training in Paducah.

        =============================================================
                                    EDUCATION

                                        10 Mile    25 Mile    50 Mile
                                         Radius     Radius     Radius
                                         ------     ------     ------

        % High School Graduate            33.0       34.7       33.5

        % Some College (1 - 3 years)      18.9       17.1       16.2

        % College Graduate (4+ years)     19.3       16.5       16.3

        Average years of School           12.0       11.6       11.4
        Completed
        =============================================================
        Source: Kentucky Resources for Economic Development
        =============================================================

SUMMARY

      In summary, Paducah/McCracken County has experienced stable growth over the past several years. The economic base is well-diversified, dominated by industrial manufacturing and distribution. The overall quality of life in the area is considered average to comparably sized urban areas in the United States. The extended outlook for the area is positive given the continued growth of industry in the area.


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

                              METROPOLITAN AREA MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 17

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

NEIGHBORHOOD DEFINED

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" effected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

NEIGHBORHOOD BOUNDARIES

NORTH:    Tennessee River
EAST:     Sullivan Drive/SH-50
SOUTH:    IH-24
WEST:     Island Creek

GENERAL NEIGHBORHOOD DATA

DISTANCE FROM CBD:               2 miles to the north
PERCENT BUILT-UP:                80%
GENERAL LAND USES:
  Single Family:                 50%; 20 to 45 years old; $60,000 to $150,000
                                 typical value range, large lots typical

  Apartment:                     5%; 5 to 30 years old
  Retail, Office:                10%; new to 40 years old
  Industrial:                    15%

TYPES OF COMMERCIAL TENANCIES:

  Predominant:                   Multi-tenant
  Secondary:                     Single tenant
PREDOMINANT PROPERTY AGE RANGE:  1950's - 1970's for residential 1950's to
                                 1990's for commercial

NEIGHBORHOOD LIFE CYCLE STAGE:   Stable to growing
PUBLIC TRANSPORTATION:           None, typical

      COMMENTS: A review of the neighborhood data indicates no adverse influences that would materially have a negative effect on the subject property given the property type.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 18

--------------------------------------------------------------------------------

MAJOR TRAFFIC ARTERIES/ACCESS

===========================================================================================
Street Name          Type                             Direction             No. of Lanes
-------------------------------------------------------------------------------------------
IH-24                Primary regional interstate      Northwest-   4 lane with grass median
                     highway                          Southeast    Limited access highway
-------------------------------------------------------------------------------------------
Sullivan Street      Primary interior artery          Encircles    4 lane
                                                      city
-------------------------------------------------------------------------------------------
US-60 (Beltline      Primary artery                   East-West    4 lane
Highway)
-------------------------------------------------------------------------------------------
SH-50/Husband Road   Planned Primary route to IH-24   North-       4 lane
                     under construction               South
===========================================================================================

      ACCESSIBILITY: The major traffic arteries provide good ingress and egress for the neighborhood. The subject property is located on a primary neighborhood artery with moderate traffic counts. Under construction is the Husband Road/SH-50 route which will allow more direct access to the subject neighborhood's commercial development and also allow more convenient access to downtown Paducah. The connector will be a continuation of Sullivan Street which extends around the north and east edge of the CBD.

NEIGHBORHOOD UTILITIES & INFRASTRUCTURE

================================================================================
Item                Adequacy       Provider                Cost
--------------------------------------------------------------------------------
Sewer               Adequate       Public                  Typical
--------------------------------------------------------------------------------
Water               Adequate       Public                  Typical
--------------------------------------------------------------------------------
Gas                 Adequate       Local Gas Company       Typical
--------------------------------------------------------------------------------
Power               Adequate       Local Electric Co       Typical
--------------------------------------------------------------------------------
Telephone           Adequate       Regional                Typical
--------------------------------------------------------------------------------
Interior Roads      Adequate       Public                  N/A
================================================================================

      COMMENTS: The neighborhood utilities and infrastructure are considered typical for the area and no negative influences are noted.

TRENDS

      GENERAL NEIGHBORHOOD HISTORY: The eastern quadrant of Paducah has a variety of industrial and retail/commercial service uses. The Sullivan Street and Beltline Highway intersection was once known as the only concentrated retail district in the area. Paducah's only shopping mall sat on the now Wal-mart Super Center site in the 1970s. Thus some older commercial and industrial development, including established


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 19

--------------------------------------------------------------------------------

residential neighborhoods, are existing. The new Husband Road/SH-50 route to IH-24 will have a positive effect on the immediate area of the subject allowing much improved access to Wal-mart shopping center area from IH-24.

      NEW DEVELOPMENT: The immediate area of the subject has received several new improvements over the past few years. Advance Auto Parts and Burger King are currently under construction. Two local bank branches have also been built in the past few years. Other free standing commercial uses have been built over the past year. A Kroger Shopping Center was built in the mid 1980s. The large 15(plus or minus) tract directly behind the subject property is planned for another retail use in the future.

CONCLUSIONS

      The subject neighborhood continues to grow at a steady pace keeping up with the demand of a growing market area. The convenience of the neighborhood to the Interstate system will improve as the new access route in completed in early 1998. Interior demographics are well established and the new route will allow improved access from the interstate and surrounding neighborhoods. These Paducah attributes will provide this neighborhood with good long term potential for continued growth.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 20

                                NEIGHBORHOOD MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 21

                                                                   SITE ANALYSIS
================================================================================

LOCATION:                        S/s Beltline Highway, East of Bethel Street

SIZE:
     ACRES:                      1.000
     SQUARE FEET (SF):           43,560 SF
     SOURCE:                     Survey of site

SHAPE:                           Square

FRONTAGE:
     BELTLINE HIGHWAY:           216'; the subject tract will have an entrance
                                 at Beltline Access Road, which is a planned access road to the larger retail site adjacent to the south of the subject site.

STREET IMPROVEMENTS:
     BELTLINE HIGHWAY:
       Street Type:              Primary artery
       Traffic Direction:        east-west
       Quality; Condition:       Asphalt with curbs and gutters; average overall
                                 condition

       Number of Lanes:          four; with one turn lane, bi-directional
       Driveway Cuts:            None; The subject tract will have two curb cuts
                                 on an access drive which is a planned provide access to the planned retail site adjacent to the south of the subject site. The roadway will be built as the subject is developed by the developer of the larger bulk tract.

       General Traffic Patterns: Moderate neighborhood traffic

VISIBILITY:                      Good

INGRESS/EGRESS:                  Good.

TOPOGRAPHY:                      Level, slightly below grade, rough grade only.

SUBSOIL CONDITIONS & DRAINAGE:   The appraisers are not aware of an engineering
                                 study made to determine the subsoil conditions.
                                 Upon inspection of the subject and surrounding improvements, conditions appear adequate to support the subject structure. Drainage appears to be adequate.

FLOOD PLAIN:                     No
     FEMA MAP #:                 210152 0007 D
     EFFECTIVE DATE:             02/12/82


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 22

--------------------------------------------------------------------------------

NUISANCES & HAZARDS:

ENVIRONMENTAL:                   Based on our site inspection, the appraisers
                                 did not observe any hazardous materials on the subject site. However, the appraisers are not qualified to detect such substances and would recommend an environmental audit be performed by an expert in this field to determine the possible existence of any potentially hazardous substances. No responsibility is assumed by the appraisers for any such conditions and the value estimate contained in this report is predicated on the assumption that there are no such hazardous materials existing on the site.

     GENERAL: No other nuisances or potential hazards were noted.

EASEMENTS:                       Neither the survey nor the on-site inspection
                                 of the property indicated any unusual or detrimental easements other than typical utility easements.

UTILITIES & SERVICES:            All typical public utilities including sewer,
                                 water, gas, electric and telephone will be extended to the site by the seller and will be available. Capacity is considered adequate for any potential feasible development of the site.

SURROUNDING LAND USES:           Retail and industrial uses are abundant along
                                 the Beltline Highway. The subject site is the furthermost western retail commercial site.
                                 Industrial use and some residential continue to the west. High density retail commercial use extend east and north of the subject. A new
                                 Wal-mart Super Center with approximately 35,000
                                 SF of retail shop space opened in late 1995 directly across Beltline Highway from the subject. Occupancy of the shop space is 85%.
                                 Fast food restaurants and various free standing commercial uses are located to the east on both sides of the Beltline Highway.

      CONCLUSION: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for the proposed improvements and development of any potential feasible development consistent with surrounding land uses. There is no evidence of any negative site factors that would hamper the proposed use, value, or marketability of the subject site.

      The reader is directed to the site analysis exhibits provided on the following pages.


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

                                   SURVEY MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 24

                                  TAX PLAT MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 25

                                 FLOOD PLAIN MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 26

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

PROPERTY TYPE AND CHARACTER

PROPERTY TYPE:                   Retail (single tenant, build-to-suit for
                                 Hollywood Video)

BUILDING AGE:
     Year Built:                 1997
     Actual Age:                 0 years
     Total Economic Life:        50 years*
     Effective Age:              0 years*
     Remaining Economic Life:    50 years*
     * See Condition Analysis to follow

NO. OF STORIES:                  1

SIZE:
     Gross Building Area (GBA):  7,488 SF
     Net Rentable Area (NRA):    7,488 SF
     Source:                     Survey; prototype size for Hollywood Video
     Floor-to-Area Ratio:        0.17:1

BAY WIDTH:                       72' X 104'

      COMMENT: The subject building is a build-to-suit development for Hollywood Video. The space is rectangular and adaptable to other tenants or possibly subdivision into multi-tenant space if Hollywood Video vacated. In addition, the developer installed additional utility hook-ups for separate metering for multi-tenant space. The HVAC system is designed so that it will be adaptable to multi-tenant use.

TENANCY:

     No. of Tenants:             1
     Type Occupancy:             Single Tenant; freestanding build-to-suit
     Current Physical Occupancy: 100%


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 27

--------------------------------------------------------------------------------

GENERAL CONSTRUCTION COMPONENTS

DATA SOURCES:

     Building Plans Provided:    Plans and specifications were not made
                                 available to the appraisers.

     Other: The subject is a prototype freestanding Hollywood Video store. The following description is based on the conversations with the developer and inspection of the subject property.

FOUNDATION:                      Concrete slab

STRUCTURAL SYSTEM:               Prefabricated modular wood frame building.

ROOF SYSTEM:                     Built-up composition cover over metal rib
                                 decking on steel-bar joists

EXTERIOR WALLS:                  Wood frame with insulated dryvit panels.

EXTERIOR DOORS:                  Storefront glass in aluminum frame

EXTERIOR WINDOWS:                Glass in aluminum frame

ELECTRICAL:                      Electrical fixtures and systems were noted to
                                 be in average quality. Average commercial service. Assumed to comply with all governing codes and good industry standard practice.

H.V.A.C.:                        100% Packaged HVAC

PLUMBING:                        A men's and women's restroom. Adequate
                                 plumbing.

      COMMENTS: The subject improvements consists of a single tenant, freestanding retail building. The floor plan is rectangular and conforms to the shape of the site with a width of approximately 72 feet and a length of approximately 104 feet.

SITE IMPROVEMENTS

SIGNAGE:                           A pylon sign at the road.

PARKING AREA:                      Asphalt paved with adequate parking spaces


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 28

--------------------------------------------------------------------------------

     NO. OF SPACES:              55
     NO./1,000 SF OF GBA:        7.35/1,000 SF

CONCRETE WALKS:                  Concrete along retail area

CONDITION/QUALITY

CONSTRUCTION QUALITY:            Average

CONDITION OF IMPROVEMENTS:       Excellent (new construction)

EFFECTIVE AGE ANALYSIS

      The improvements actual age is 0 years since it was completed within the past month or two.. The typical economic life for similar structures is 50 years. Inasmuch as the subject will be new construction, a 50 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 0 year effective age.

FUNCTIONAL UTILITY ANALYSIS

      The overall property is considered to have average functional utility based upon the property type and use. The placement of the building on the site is considered to be functional with good visibility from the road.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 29

                                    SITE PLAN

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 30

                         PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHICS OMITTED]

             View of the subject along Beltline Highway facing east.

                               [GRAPHICS OMITTED]

             View of the subject along Beltline Highway facing west.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 31

                         PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHICS OMITTED]

                 View of subject site from the Burger King site.

                               [GRAPHICS OMITTED]

View of the Wal-Mart Shopping Center to the north of the subject.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 32

                                                         SUBJECT PROPERTY ZONING

================================================================================

SUBJECT ZONING DATA SUMMARY

SUBJECT ZONING DESIGNATION:      B-3 Business District

ZONING AUTHORITY:                City of Paducah

PURPOSE OF ZONING DISTRICT:      Intended to provide for a wide range of
                                 commercial uses and concerned with retail trade and consumer services; amusement and entertainment establishment; drive-in stores, eating places and financial institutions; and offices. The uses in these districts service a wide market area and, therefore, ease of automotive access is a requisite.

PERMITTED USES:                  Commercial activities that are permitted by
                                 right are convenience sales and services, automotive parking, transient habitation, food service, medical service, general personal service, financial services, consulting and administrative services, business and communication services, undertaking service, drive-in food service, automotive services, general retail sales and service, consumer laundry and repair, retail business supply, group assembly, automotive repair and cleaning, animal care, wholesale sales, and construction sales and service.

REGULATIONS

MINIMUM FRONT YARD:              20'
     SIDE YARD:                  15'
     REAR YARD:                  15'

IMPROVEMENTS CONFORMITY:         Proposed improvements conform to the zoning
                                 regulations. The developer's site plan for the proposed subdivision of which the subject is a part was approved in the first week of June, 1997.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 33

                                   ZONING PLAN

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 34

                                                            HIGHEST AND BEST USE
================================================================================

INTRODUCTION

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

HIGHEST AND BEST USE AS VACANT

      The initial step in analyzing the highest and best us of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1.    PHYSICALLY POSSIBLE

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      REPORT SECTION REFERENCE:  Site Analysis and Neighborhood Analysis

----------
      (1) The Appraisal of Real Estate, Ninth Edition, (Chicago: AMERICAN INSTITUTE OF REAL ESTATE APPRAISERS, 1987), p. 269.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 35

--------------------------------------------------------------------------------

     GENERAL SITE FEATURES:
       Physical Characteristics: The frontage, level topography, soil conditions and 1.000 acre size are functional for almost any type of development consistent with neighborhood trends. No unusual site development costs would be required.

       Utilities & Services:     All public utilities are available to the site
                                 in adequate supply and capacity to permit development of any probable use of the site.
                                 The site fronts on a public street that is in good condition.

       Functional Utility:       Considering the general site features, the
                                 functional utility and physical adaptability of the subject site is considered average and will allow most any typical development prevalent in the area.

     SURROUNDING LAND USES:      Retail uses are abundant along Beltline Highway
                                 where one neighborhood shopping center and a community shopping center are located along with single tenant retail uses. Established residential uses are located in the interior.

     PHYSICALLY POSSIBLE CONCLUSION: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2.   LEGALLY PERMISSIBLE USES

     The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

     REPORT SECTION REFERENCE:   Zoning Analysis

     ZONING DESIGNATION:         B-3 Business District

     PERMITTED USES:             Intended to provide adequate and suitable space
                                 for a wide variety of commercial activities.
                                 Activities that are permitted by right are convenience sales and services, automotive parking, transient habitation, food service, medical service, and financial services. See
                                 Zoning Analysis for more information.

     DEED RESTRICTIONS:          None known to the appraisers


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 36

--------------------------------------------------------------------------------

     PUBLIC RESTRICTIONS:        No public restrictions are known.

     POSSIBILITY OF
       ZONING CHANGE:            Not Likely

     LEGALLY PERMISSIBLE USES CONCLUSIONS: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3.   FINANCIALLY FEASIBLE

     In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

     MOST PROBABLE USES:         Based upon the analysis of physically possible
                                 uses and legally permissible uses, the best and most probable uses are limited to single tenant or limited multi-tenant retail space.

     FEASIBILITY:                All of the most probable uses listed above are
                                 considered financially feasible based upon land values in the immediate area.

     Income: The use with the highest potential net operating income is retail sales, particularly a single tenant "pad site" user such as the proposed video store, restaurant, branch bank or other single tenant retail store pad user.

     Occupancies:                Overall occupancy for retail shop space in the
                                 area is estimated to be near 94%+.

     FEASIBILITY CONCLUSION: The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 37

--------------------------------------------------------------------------------

4.   MAXIMALLY PRODUCTIVE

     A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

HIGHEST AND BEST USE
  AS IF VACANT STATEMENT:        The highest and best use of the subject site as
                                 vacant is development with a single tenant "pad site" retail sales or commercial services facility.

HIGHEST AND BEST USE AS IMPROVED

     The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

CONFORMANCE TO HIGHEST AND BEST
  USE AS VACANT:                 The existing improvements of the subject
                                 property generally conform to the highest and best use as vacant.

POSSIBLE DEMOLITION, RENOVATION
  OR CONVERSION IN USE:          A comparison of the land value estimate and the
                                 value estimate of the property as improved in the forthcoming valuation section indicates that the improvements contribute significant value to the property. Therefore, demolition is not justified. An economic analysis shows remodeling, renovation or conversion of the subject to another use is not economically justified.

HIGHEST & BEST USE
  AS IMPROVED STATEMENT:         The highest and best use as improved is
                                 continued use as single tenant retail building.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 38

                                                        REAL ESTATE TAX ANALYSIS
================================================================================

SUBJECT REAL ESTATE TAX DATA

     REAL ESTATE TAX DISTRICT:   Paducah/McCrackin County
     REAL ESTATE TAX RATE:       $.01309 per 100% of appraised value
     ASSESSMENT RATIO:           100%
     TAX APPRAISED VALUE:        $1,250,000; current As Is includes bulk tract
                                 consisting of 18.5 vacant acres. At sell, the value of the subject will be changed to $335,000 which is the contract price.

SUBJECT TAX EXPENSE ANALYSIS:    Since the subject was completed within the past
                                 two months, the Tax Assessor's office has not completed an appraisal of the property.
                                 Therefore, the appraiser must estimate the potential tax expense for the subject.

                                 The subject project is difficult to estimate due to the absence of truly comparable properties in the area similar in age. Tax values on properties were not available form the tax assessor. However, the Tax office indicated that the value of property is typically adjusted once a property sales. Other properties are estimated depending on use. The current market value of the proposed subject property indicates an annual tax expense to the Lessee of $16,363. This is based on a rate of 1.309% applied to 100% of the market value. However, since an actual sale will not have occurred of the Hollywood Video property, it is likely that a much lower assessed value will be derived by the Tax Assessor.

                                 Since the subject tenant will be responsible for payment of the real estate taxes, the actual calculation or estimate of the subject tax expense does not effect the market value estimate of the subject property.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 39

                                                             APPRAISAL PROCEDURE
================================================================================

INTRODUCTION

     The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

COST APPROACH:                   This valuation technique is based on the
                                 premise that the value of a property can be indicated by the current cost to construct a reproduction or replacement of the improvements minus the amount of depreciation evident in the structures from all causes plus the value of the land and entrepreneurial profit. The Cost
                                 Approach is particularly useful for appraising new or nearly new improvements. Current costs for constructing improvements are derived from cost estimators, cost publications, builders or contractors. Depreciation is measured by market research and/or through the application of specific mathematical procedures. Land value is estimated separately by direct sales comparison.

SALES COMPARISON APPROACH        This approach is most viable when an adequate
                                 number of properties of similar type have been sold recently or are currently offered for sale in the subject market. The application of this approach produces a value indication for a property through comparison with similar properties, called comparable sales. The sale prices of properties judged to be most comparable tend to set a range in which the value indication for the subject falls.

INCOME CAPITALIZATION APPROACH:  This approach to value is applicable to properties capable of producing a net income stream. By using the income capitalization approach, the appraiser measures the present value of the future benefits of property ownership. Income streams and the value of property upon resale (reversion) are capitalized or converted into a present, lump-sum value. Research and analysis of data for this approach are conducted against a background of supply and demand relationships. This background provides information on trends and market anticipation that must be verified for data analysis.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 40

--------------------------------------------------------------------------------

RECONCILIATION OF APPROACHES:    The strengths and weaknesses of each approach
                                 used are weighed in the final analysis. The approach or approaches offering the greatest quantity and quality of supporting data are typically given most consideration and the final estimate of value is correlated.

APPROACHES UTILIZED
     IN THIS ASSIGNMENT:         The Cost, Sales Comparison and Income
                                 Capitalization Approaches to value have each been utilized in estimating the market value of the subject property as of the effective date of appraisal.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 41

                                                                  LAND VALUATION
================================================================================

INTRODUCTION

     A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

     Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

     The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. In formation pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 42

--------------------------------------------------------------------------------


                                                      COMPARABLE LAND SALES DATA
--------------------------------------------------------------------------------


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 43

                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROPERTY DATA

  Location:   N/S of Beltline Hwy, East of Bethel Street

  County:     McCrackin

  Grantor:    THF Paducah Development LP

  Grantee:    Mid-America Hotels Corporation

  Map(s):     N/A

  Parcel(s):

  Sale Date:  05/15/97           Book/Page:        872  /  345

SITE DATA

  Size (Acres):  1

  Size (SF):     43,560

  Zoning:        B-3

  Utilities:     All available

  Frontage:      247' on Beltline Hwy

  Shape:         Square

  Topography:    Level

  Easements:     None noted

  Improvements:  None of value

  Intended Use:    Burger King Restaurant

TRANSACTION DATA

  Consideration:    $350,000                 Price/SF:     $8.03

  Cash Equivalent:  $350,000            Adj. Price/SF:     $8.03

  Financing:        Cash to seller

  Verified By:      Broker

  Comp_Code:        1238

COMMENTS: This tract is an outlot of the Wal-Mart Super Center and shops. This parcel is on the southeast corner of the main entrance to the shopping center.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 44

                                                     LAND SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROPERTY DATA

  Location:   N/s of Beltline Highway, West side of Wendy's Restaurant

  County:     McCrackin

  Grantor:    John W. & June R. Keiler

  Grantee:    Three-J Corporation

  Map(s):     N/A

  Parcel(s):


  Sale Date:  05/02/96             Book/Page:         853  /  83

SITE DATA

  Size (Acres):  0.5252

  Size (SF):     22,878

  Zoning:        B-3

  Utilities:     All available

  Frontage:      N/A

  Shape:         Irregular

  Topography:    Slightly below grade

  Easements:     None noted

  Improvements:  None of value at sale date

  Intended Use:  Purchased by adjacent land owner ( Wendy's )

TRANSACTION DATA

  Consideration:    $160,000                 Price/SF:      $6.99

  Cash Equivalent:  $160,000            Adj. Price/SF:      $6.99

  Financing:        Cash to seller

  Verified By:      Broker

  Comp_Code:        1239

COMMENTS: This tract is adjacent to the existing Wendy's restaurant. The site will need fill work as it now retains water.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 45

                                                     LAND SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROPERTY DATA

  Location:   N/s of Beltline Hwy, West of Sullivan Street

  County:     McCrackin

  Grantor:    John W. Keiler II & June Keiler

  Grantee:    THF Paducah Development,LP

  Map(s):     N/A

  Parcel(s):

  Sale Date:  01/23/95               Book/Page:     825  /  463

SITE DATA

  Size (Acres):  0.71021

  Size (SF):     30,937

  Zoning:        B-3

  Utilities:     All Available

  Frontage:      250' on Beltline Hwy, west of Sullivan Street

  Shape:         Irregular

  Topography:    Level

  Easements:     None noted

  Improvements:  None of value at sale date

  Intended Use:  Investment

TRANSACTION DATA

  Consideration:    $200,000                Price/SF:      $6.46

  Cash Equivalent:  $200,000           Adj. Price/SF:      $6.46

  Financing:        Cash to seller

  Verified By:      Broker

  Comp_Code:        1240

COMMENTS: Purchased in conjunction with 3 other tracts for development of the Wal-Mart Superstore and adjoining shops. The property had formerly been utilized as part of the parking lot from previous center.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 46

                                  LAND SALE MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 47

                                         COST APPROACH - LAND VALUATION ANALYSIS
================================================================================

COMPARABLE LAND SALES SUMMARY

--------------------------------------------------------------------------------
                 Subject         Sale #1          Sale #2         Sale #3
Sale Date        Current        05/15/97         05/02/96        01/23/95
--------------------------------------------------------------------------------
Size                1.00            1.00             0.53            0.71
--------------------------------------------------------------------------------
Zoning               B-3             B-3              B-3             B-3
--------------------------------------------------------------------------------
SP/SF                N/A           $8.03            $6.99           $6.47
--------------------------------------------------------------------------------

INTRODUCTION

     A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

     Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

UNIT OF COMPARISON:              SP/SF; sales price per square foot
     Analysis:                   Discussions with brokers and developers in the
                                 subject market indicated that this is the basic unit of comparison from which they make their acquisition decisions for land similar to the subject.

     FINANCING:                  The transactions are either all cash
                                 transactions or are considered to represent typical market financing and do not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.

    CONDITIONS OF SALE:          All of the comparable sales are considered to
                                 have typical conditions of sale, therefore no adjustments were made.

MARKET CONDITIONS:
    DESCRIPTION:                 This adjustment, often referred to as the "time
                                 adjustment", reflects the direction of change in the


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 48

--------------------------------------------------------------------------------

                                 market from the sale date of the comparable to the valuation date of the subject property.

     Analysis:                   Only Sale No.3 is considered for a substantial
                                 adjustment since this tract sold before the WalMart Shopping Center purchased the land in the area. No adjustments are considered for Sale No. I and 2 at this time.

LOCATION:
     DESCRIPTION:                Locational features include visibility, access
                                 and proximity to other quality development.

     ANALYSIS:                   All of the sales are located in close proximity
                                 to the subject. No adjustments are applied.

PHYSICAL CHARACTERISTICS

     The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

SHAPE
     Description:                The shape of a site will determine its
                                 adaptability to possible uses. Some
                                 configurations may restrict structural design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

     Analysis:                   No adjustments are applied.

FRONTAGE:
     Description:                The amount of street frontage is important to
                                 commercial properties and, in particular, retail properties.

     Analysis:                   No adjustments are applied.

TOPOGRAPHY:
     Description:                The topography of a site can significantly
                                 impact the costs of development. Consideration must be given to the contour, grade and drainage of the sale tracts in relation to the appraised property.

     Analysis:                   Sale No.2 is low lying and will most probably
                                 require fill work to prepare for building purposes. Adjustments are applied in the grid to follow.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 49

--------------------------------------------------------------------------------

SIZE:
     Description:                Most types of development have an optimal site
                                 size. If a site is larger than optimal, the value of the excess land tends to decline at an accelerating rate. As a result, larger tracts of land typically sell for less per unit of comparison than smaller parcels, all other factors being equal.

     Analysis:                   The subject land contains 1.000 acre of land.
                                 The comparable sales have land sizes ranging from 0.53 to 1.00 acres. The subject site is considered average sized for its frontage as is the comparables. No adjustments are applied.

     Overall, no adjustments are believed necessary in comparison to the subject property. On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 50

                      COMPARABLE LAND SALES ADJUSTMENT GRID

                         Subject        Sale #1       Sales #2        Sale #3
                                     -------------------------------------------
Sale Price                                $8.03          $6.99          $6.47
                                     -------------------------------------------
Elements of Comparison
                                     -------------------------------------------
Date of Sale                           05/15/97       05/02/96        01/23/95
                                     -------------------------------------------
    Comparison                          Similar        Similar        Inferior
                                     -------------------------------------------
    Adjustment                            0%             0%             15%
                                     -------------------------------------------
Adjusted Price                           $8.03          $6.99          $7.44
                      ----------------------------------------------------------
Location                 Average        Average        Average        Average
                      ----------------------------------------------------------
    Comparison                          Similar        Similar        Similar
                                     -------------------------------------------
    Adjustment                            0%             0%              0%
                      ----------------------------------------------------------
Shape                    Square            0              0              0
                      ----------------------------------------------------------
   Comparison                           Similar        Similar        Similar
                                     -------------------------------------------
   Adjustment                             0%             0%              0%
                      ----------------------------------------------------------
Frontage                 Average         Good          Average          Good
                      ----------------------------------------------------------
   Comparison                           Similar        Similar        Similar
                                     -------------------------------------------
   Adjustment                             0%             0%              0%
                      ----------------------------------------------------------
Topography                Level          Level       Below Grade       Level
                      ----------------------------------------------------------
   Comparison                           Similar       Inferior        Similar
                                     -------------------------------------------
   Adjustment                             0%             10%             0%
                      ----------------------------------------------------------
Zoning                     B-3            B-3            B-3            B-3
                      ----------------------------------------------------------
   Comparison                           Similar        Similar        Similar
                                     -------------------------------------------
   Adjustment                             0%             0%              0%
                      ----------------------------------------------------------
Utilities             All available  All available  All available  All available
                      ----------------------------------------------------------
   Comparison                           Similar        Similar        Similar
                                     -------------------------------------------
   Adjustment                             0%             0%              0%
                      ----------------------------------------------------------
Size                      1.00           1.00           0.53            0.71
                      ----------------------------------------------------------
   Comparison                           Similar        Similar        Similar
                                     -------------------------------------------
   Adjustment                             0%             0%              0%
                      ----------------------------------------------------------
Other                      N/A
                      ----------------------------------------------------------
   Comparison                           Similar        Similar        Similar
                                     -------------------------------------------
   Adjustment                             0%             0%              0%
                                     -------------------------------------------
Net Adjustment                            0%             10%             0%
                                     -------------------------------------------
Final Adjustment Sale Price             $8.03          $7.69           $7.44
                                     -------------------------------------------


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 51

--------------------------------------------------------------------------------

RECONCILIATION

     The sales prices ranged from $6.47 to $8.03 per square foot before the adjustment process. The indicated value of the subject property ranged between $7.44 and $8.03 per square foot after analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value. Sale No.1 is the most comparable; however, it is slightly superior because of the location at the entrance of the Wal-Mart Supercenter. Therefore, the subject's value per square foot should be slightly less.

     Based on this analysis, a value of $7.70/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of November 24, 1997 is calculated below:

                               LAND VALUE ESTIMATE

                 Land Size (SF)                       43,560

                 Estimated Value/SF       x            $7.70
                                                    --------

                 Estimated Value                    $335,412

                 Rounded                            $335,000


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 52

                                                                   COST APPROACH
================================================================================

INTRODUCTION

     The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

     In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

COST DATA

     Source:                  Marshal Valuation Service Manual - calculator cost

     ABOUT THE SOURCE: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

     COSTS INCLUDED IN SOURCE: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

     1.   Architects's and engineer's fees;

     2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

     3.   Sales taxes on materials;

     4. Normal site preparation including finish, grading and excavation for foundation and backfill;

     5.   Utilities from structure to lot line figured for typical setback;

     6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 53

--------------------------------------------------------------------------------

     COSTS NOT INCLUDED IN SOURCE: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

     1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

     2.   Pilings or hillside foundations;

     3.   Interest or taxes on the land;

     4.   Feasibility studies, appraisal or consulting fees, etc.;

     5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

     6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

     7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

     8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

SUBJECT'S MARSHALL VALUATION COST DATA

     SUMMARY OF SUBJECT GENERAL BUILDING CHARACTERISTICS:

     Property Type:              Retail
     Structure:                  Pre-fabricated Modular Wood Frame
     No. of Stories:             1
     Gross Building Area:        7,488 SF

     CLASSIFICATION              Class S

     TYPE (QUALITY)              Good

     REGION/CLIMATE              Central/Moderate

     PAGE REFERENCE              Section 13, Page 22

     PAGE REFERENCE DATE         September 1995

     CURRENT MULTIPLIER PAGE     May 1997

     LOCAL MULTIPLIER PAGE DATE  April 1997

     COST METHOD                 Calculator; therefore, replacement cost

     The reader is directed to the base cost and adjustments presented on the following page.


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                                                          COST APPROACH, CONT'D.
--------------------------------------------------------------------------------

     MVS BASE COST & ADJUSTMENTS

                   =======================================================
                      1   BASE SQUARE FOOT COST                   $53.67
                   -------------------------------------------------------
                      2      SQUARE FOOT REFINEMENTS
                   -------------------------------------------------------
                      3   HEATING COOLING, VENTILATION            $ 0.00
                   -------------------------------------------------------
                      4   ELEVATOR                                $ 0.00
                   -------------------------------------------------------
                      5   MISCELLANEOUS                           $ 1.50
                   -------------------------------------------------------
                      6   TOTAL SF REFINEMENTS                    $55.17
                   -------------------------------------------------------

                             HEIGHT & SIZE REFINEMENTS
                   -------------------------------------------------------
                      7   Number of Stories Multiplier              1.00
                   -------------------------------------------------------
                      8   Height per story multiplier               1.00
                   -------------------------------------------------------
                      9   Floor area-perimeter multiplier           1.00
                   -------------------------------------------------------
                     10   Combined multipliers (7x8x9)              1.00
                   -------------------------------------------------------

                             FINAL CALCULATIONS
                   -------------------------------------------------------
                     11   Refined SF Cost (Line 6x10)             $55.17
                   -------------------------------------------------------
                     12   Current cost multiplier                   1.04
                   -------------------------------------------------------
                     13   Local multiplier                          0.92
                   -------------------------------------------------------
                     14   Final SF (Line 11x12x13)                $52.79
                   =======================================================

     SITE IMPROVEMENTS
       & OTHER HARD COSTS:       Site improvement cost and other hard costs
                                 related to the improvements must be added to the base structural cost estimate. The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

       INDIRECT COSTS:           Indirect costs not included in the Marshall
                                 Valuation base costs include loan interest on land, lease-up costs and professional fees.
                                 Calculations for the loan interest on land and lease-up costs are presented below.


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                                                          COST APPROACH, CONT'D.
--------------------------------------------------------------------------------

LAND LOAN INTEREST CALCULATIONS:

                                 LAND VALUE ESTIMATE                  $335,000

                                 CONSTRUCTION INTEREST RATE       x       9.50%

                                 CONSTRUCTION PERIOD (YEARS)      x       0.33
                                                                      --------

                                   LAND INTEREST                  =   $ 10,502

LEASE-UP COST CALCULATIONS:

                                 COMMISSIONS

                                   Market Rent/SF                     $  16.78

                                   Net Rentable Area (SF)         x      7,488

                                   Commission/SF                  x   $   6.00
                                                                      --------
                                 COMMISSION COST, ROUNDED         =   $ 44,928

                                 PLUS: OTHER (MARKETING, ETC.)    +          0
                                                                      --------

                                 TOTAL LEASE-UP COSTS             =   $ 44,928

TOTAL REPLACEMENT COST NEW
(IMPROVEMENTS, PROFIT & LAND):  $1,217,000

INTRODUCTION - ACCRUED DEPRECIATION

     Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:

PHYSICAL DETERIORATION

     Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

     PHYSICAL CURABLE:
       Description:              Refers to items of deferred maintenance which
                                 are in need of repair on the date of the appraisal in order to restore occupancy or marketability. Deferred maintenance includes minor refurbishing of painted, tiled or carpeted surfaces. It also includes deferred repairs of mechanical systems, the building exterior roof cover and the parking areas.


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                                                          COST APPROACH, CONT'D.
--------------------------------------------------------------------------------

       Subject Analysis:         New construction; no deferred maintenance.

     PHYSICAL INCURABLE:
       Description:              Involves an estimate of deterioration that is
                                 not practical or currently feasible to correct.
                                 It pertains to structural elements that were not listed in the physically curable category.
                                 Generally, incurable physical deterioration is a product of the aging of major structural components such as the foundation, framing, walls, plumbing, electrical, mechanical and roof systems. In order to estimate the depreciation charged for this category, the physical age-life method is applied to the current reproduction or replacement cost of the entire structure less the components treated as curable.

       Subject Analysis:         The reader is directed to the Description of
                                 Improvements Analysis for the analysis of effective age and economic life. Employing the physical age-life (straight line) method of estimating physical incurable deterioration, the calculations are made as follows:

                                   PHYSICAL INCURABLE CALCULATIONS

                                     Actual Age                         0

                                     Effective Age                      0

                                     Divide by Economic Life           50
                                                                 --------

                                     Incurable Physical %           0.00%

                                     Remaining Economic Life           50

                                   CALCULATIONS:

                                     Replacement Cost New        $881,896

                                     Less Physical Curable              0
                                                                 --------

                                     Subtotal                    $881,896

                                     Incurable Physical %              0%
                                                                 --------

                                     Incurable Physical Estimate       $0

FUNCTIONAL OBSOLESCENCE

     This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or


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

                                                          COST APPROACH, CONT'D.
--------------------------------------------------------------------------------

design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or superadequacies inherent in the improvements and the defect may be curable or incurable.

     FUNCTIONAL CURABLE
       Description:              To be curable, the cost of replacing the
                                 outmoded or unacceptable aspect must be at least offset by the anticipated increase in value. The measure of curable functional obsolescence is the cost to effect the cure.

       Subject Analysis:         The property will have no functional curable
                                 obsolescence.

     FUNCTIONAL INCURABLE
       Description:              Involves an estimate of obsolescence that is
                                 not practical or currently feasible to correct.
                                 It pertains to structural elements that were not listed in the functional curable category.
                                 Capitalization of the net income loss is the commonly accepted approach to the measurement of incurable functional obsolescence.

       Subject Analysis:         The subject is new construction and is a
                                 Hollywood Video prototype design. The building is easily adaptable to other tenants if required. No functional incurable depreciation is recognized.

EXTERNAL OBSOLESCENCE

     External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best method of measuring external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

     SUBJECT ANALYSIS:           The subject has good access and conforms to
                                 surrounding development. Considering the general market rent levels and high occupancy of the neighborhood retail centers, no external obsolescence exits.


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

                                                          COST APPROACH, CONT'D.
--------------------------------------------------------------------------------

ACCRUED DEPRECIATION SUMMARY
                                     PHYSICAL CURABLE               $0

                                     PHYSICAL INCURABLE             $0

                                     FUNCTIONAL CURABLE             $0

                                     FUNCTIONAL INCURABLE           $0

                                     EXTERNAL                       $0
                                                                    --

                                      TOTAL ACCRUED DEPRECIATION    $0


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 59

COST APPROACH SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DIRECT COSTS                                                  Marshall Valuation
                                                                Cost Estimates
Structural Improvements
     Property Size         7,488 SF @  $52.79 /SF  =                $  395,266

Special Tenant Improvements*
Extraordinary Finishout    7,488 SF @  $15.00 /SF  =                $  112,320

Site Improvements
Asphalt Paving            35,000 SF @   $2.50 /SF  =  $87,500
Fence                          0 LF @  $13.00 /LF  =        0
Signage & Lighting:                                    20,000
Landscaping:                                           20,000
Additional Fees & Permits                               5,000
                                                      -------
                      Subtotal Site Improvements:                      132.500
                                                                    ----------

                      Total Direct Costs:                           $  640,086

INDIRECT COSTS

                      Land Loan Interest:             $10,502
                      Lease-Up Costs:                  44,928
                      Professional Fees:               10,000
                                                      -------

                       Total Indirect Costs:                            65.430
                                                                    ----------

Total Direct and Indirect Costs:                                    $  705,517

Entrepreneurial Profit as % of Direct/Indirect
 Costs, Rd.                                                25%         176.379
                                                                    ----------

Total Cost New of Improvements and Profit:                          $  881,896

Less: Accrued Depreciation                                                   0

Depreciated Cost of Improvements:                                   $  881,896

Plus: Estimated Land Value by Market Comparison:                       335.000
                                                                    ----------

Value Indicated by the Cost Approach:                               $1,216,896

                      Stabilized Value Estimate, Rounded           $1,217,000
                      Less: Lease-Up Costs to Stabilization                 0
                      Cost Approach As Is Value Estimate:          $1,217,000


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 60

                                                       SALES COMPARISON APPROACH
================================================================================

INTRODUCTION

     The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

     In applying the sales comparison approach, the appraiser must complete five steps:

     1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

     2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

     3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

     4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

     5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

     After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.


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

                                              SALES COMPARISON APPROACH, CONT'D.
--------------------------------------------------------------------------------


                                                  COMPARABLE IMPROVED SALES DATA
--------------------------------------------------------------------------------


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

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

     Comp_Code:  181

  Project Name:  Hollywood Video Clarksville

      Location:  S/s of Fort Campbell Blvd., East of the Bypass, Clarksville, TN

        County:  Montgomery

       Grantor:  NOM Clarksville, LP (Newton Oldacre McDonald)

       Grantee:  Max Drimer

PROPERTY DATA

   Net Rentable Area (SF):  7,488

                Land Size:  1.0 acre

      Land/Building Ratio:  5.81:1

               Year Built:  1996

                Occupancy:  100%

             Construction:  Prefabricated, modular wood frame with dryvit

                Condition:  Good

           Anchor Tenants:  Hollywood Video, single tenant

  Date of Sale:   04/15/97         Book/Page:     621 / 543

  Map(s):         54E-F


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                                    RETAIL CENTER SALE COMPARABLE NO. 1, CONT'D.
--------------------------------------------------------------------------------

Parcel(s):       8.25

TRANSACTION DATA

  Actual Consideration:   $1,250,000         Cash Equivalent:  $1,250,000

  Financing:              All cash to seller

  First Mortgage:         $0

  Other Mortgages:        $0

  Total Mortgages:        $0                   Actual Equity:        $1,250,000

  Verified By:            Gerry Woodruff, with seller

         OPERATING DATA:         TOTAL $     PER SF         % OF GAI

    Gross Annual Income:        $125,500     $16.76          100.00%

           Less Vacancy:        $ (1,255)    $(0.17)          -1.00%
                                --------     ------          ------

 Effective Gross Income:        $124,245     $16.59           99.00%

          Less Expenses:        $ (1,991)    $(0.27)          -1.59%
                                --------     ------          ------

   Net Operating Income:        $122,254     $16.32           97.41%

           Debt Service:        $      0     $ 0.00            0.00%
                                --------     ------          ------

              Cash Flow:        $122,254     $16.32           97.41%

       UNITS OF COMPARISON      ACTUAL

                      GIM:         9.96

            Effective GIM:        10.06

             Overall Rate:         9.78%

          Equity Dividend:         9.78%

       Sales Price Per SF:      $166.93

COMMENTS: The land was purchased in 1996 for $415,000 ($9.53/SF). The video store opened for business in late 1996. The lease term is fifteen years with options. The lease increases a minimum of 12% every 5 years. An 11.85% IRR was calculated based on the sale price and scheduled net operating income through the full 15 year lease term with a reversion of 11% and selling expense of 6%. The vacancy and expenses were not reported by the seller. Therefore, the vacancy and expenses are estimated by the appraiser to be consistent with the subject's calculation for a NNN lease. The expense estimate is based on 1% management fee and $0.10/SF reserves. The landlord was only responsible for roof and structural repairs.


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                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

     Comp_Code:  228

  Project Name:  Hollywood Video, Murfreesboro

      Location:  S/s of S. Northfield Boulevard, West of US-231

        County:  Rutherford

       Grantor:  NOM Murfreesboro LP

       Grantee:  Realty Income Corporation

PROPERTY DATA

   Net Rentable Area (SF):  7,488

                Land Size:  1.10

      Land/Building Ratio:  7:1

               Year Built:  1997

                Occupancy:  100%

             Construction:  Pre fab on wod frame

                Condition:  Good

           Anchor Tenants:  Hollywood Video-single tenant

  Date of Sale:   09/26/97         Book/Page:       606  /  805


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                                    RETAIL CENTER SALE COMPARABLE NO. 2, CONT'D.
--------------------------------------------------------------------------------

  Map(s):           117-14

  Parcel(s):        148

TRANSACTION DATA

  Actual Consideration:  $1,287,495         Cash Equivalent:  $1,326,120

  Financing:             Cash to seller

  First Mortgage:        N/A

  Other Mortgages:       $0

  Total Mortgages:       $0            Actual Equity:   $1,287,495

  Verified By:           Gerry Woodruff

        OPERATING DATA:        TOTAL $            PER SF      % OF GAI

   Gross Annual Income:       $132,612            $17.71       100.00%

          Less Vacancy:       $ (1,326)           $(0.18)       -1.00%
                              --------            ------       ------

Effective Gross Income:       $131,286            $17.53        99.00%

         Less Expenses:       $ (2,062)           $ (.28)       -1.55%
                              --------            ------       ------

  Net Operating Income:       $129,224            $17.25        97.45%

          Debt Service:       $      0            $ 0.00         0.00%
                              --------            ------       ------

             Cash Flow:       $129,224            $17.25        97.45%

UNITS OF COMPARISON                        BASED ON CASH
                                ACTUAL        EQUIVALENT

GIM:                             9.71                 10

Effective GIM:                   9.81               10.1

Overall Rate:                   10.04%             9.74%

Equity Dividend:                10.04%             9.74%

Sales Price Per SF:           $171.94            $177.10

COMMENTS: The cash equivalent total reflects the addition sales commission to the purchase price. The buyer also acted as the broker and thus the transaction amount is net of typical commission expenses, typically 3%. The location of the property is rated high within the Murfreesboro Market with excellent demographics. A Blockbuster Video is positioned directly across Northfield Blvd. The lease term is 15 years with options. The lease increases a minimum of 12% every 5 years.


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                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

   Comp_Code:  229

Project Name:  Hollywood Video, Columbia

    Location:  SWC of S. John Campbell Road and Hillary Drive, Columbia, TN

      County:  Maury

     Grantor:  NOM Columbia LP

     Grantee:  Realty Income Corporation

PROPERTY DATA

Net Rentable Area (SF):  7,488

             Land Size:  1.60

   Land/Building Ratio:  9.30:1

            Year Built:  1997

             Occupancy:  100%

          Construction:  Pre Fab dryvit on wood frame

             Condition:  Good

        Anchor Tenants:  Hollywood Video

Date of Sale:   09/26/97          Book/Page:    1347  /  200


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                                    RETAIL CENTER SALE COMPARABLE NO. 3, CONT'D.
--------------------------------------------------------------------------------

  Map(s):            113
  Parcel(s):       22.01

TRANSACTION DATA

Actual Consideration:  $1,178,447            Cash Equivalent:  $1,213,800

Financing:             Cash to seller

First Mortgage:        $0

Other Mortgages:       $0

Total Mortgages:       $0                      Actual Equity:   $1,178,447

Verified By:           Gerry Woodruff


OPERATING DATA:                     Total $          Per SF        % of GAI

Gross Annual Income:               $121,380          $16.21         100.00%

Less Vacancy:                      $ (l,214)         $(0.16)         -1.00%
                                   --------          ------         ------

Effective Gross                    $120,166          $16.05          99.00%
Income:

Less Expenses:                     $ (1,950)         $(0.26)         -1.61%
                                   --------          ------         ------

Net Operating Income:              $118,216          $15.79          97.39%


Debt Service:                      $      0          $ 0.00           0.00%
                                   --------          ------         ------

Cash Flow:                         $118,216          $15.79          97.39%


UNITS OF COMPARISON                           Based on cash
                                     Actual      Equivalent

GIM:                                   9.71              10

Effective GIM:                         9.81            10.1

Overall Rate:                         10.03%           9.74%

Equity Dividend:                      10.03%           9.74%

Sales Price Per SF:                 $157.38         $162.10

COMMENTS: The cash equivalency total reflects an addition of sales commision to the purchase price. The buyer acted as broker and thus the typical 3% split was net of the transaction price. The lease term is 15 years with two options. The lease rate increases a minimum of 12% every 5 years. The location across from Columbia's Shopping Mall is a central commercial destination for much of the city.


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                                             RETAIL CENTER SALE COMPARABLE NO.4:
--------------------------------------------------------------------------------

                            PHOTOGRAPH NOT AVAILABLE

PROJECT DATA

   Comp_Code:  230

Project Name:  Hollywood Video, Jackson, TN

    Location:  E/s North Highland Avenue, S. of Bon Air
               Circle, Jackson, TN

      County:  Madison

     Grantor:  NOM Jackson

     Grantee:  Realty Income Corporation

PROPERTY DATA

Net Rentable Area (SF):  7,488

             Land Size:  .868

   Land/Building Ratio:  5:1

           Year Built:   1997

            Occupancy:   Good

         Construction:   Pre Fab dryvit on wood frame

            Condition:   100%

       Anchor Tenants:   Hollywood Video-single tenant

Date of Sale:   09/26/97           Book/Page:      578 / 46


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                                    RETAIL CENTER SALE COMPARABLE NO. 4, CONT'D.
--------------------------------------------------------------------------------

  Map(s):       56-P
  Parcel(s):    5

TRANSACTION DATA

  Actual Consideration:  $1,233,733    Cash Equivalent:  $1,270,745

  Financing:             Cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0              Actual Equity:  $1,233,733

  Verified By:           Gerry Woodruff

        OPERATING DATA:           TOTAL $             PER SF      % OF GAI

   Gross Annual Income:          $129,542             $17.30       100.00%

          Less Vacancy:          $ (1,295)            $(0.17)       -1.00%
                                 --------             ------       ------

Effective Gross Income:          $128,247             $17.13        99.00%

         Less Expenses:          $ (2,031)            $(0.27)       -1.57%
                                 --------             ------       ------

  Net Operating Income:          $126,216             $16.86        97.43%

          Debt Service:          $      0             $ 0.00         0.00%
                                 --------             ------       ------

             Cash Flow:          $126,216             $16.86        97.43%

UNITS OF COMPARISON                            BASED ON CASH
                                   ACTUAL         EQUIVALENT

                 GIM:                9.52               9.81

       Effective GIM:                9.62               9.91

        Overall Rate:               10.23%              9.93%

     Equity Dividend:               10.23%              9.93%

  Sales Price Per SF:             $164.76            $169.70

COMMENTS: The cash equilavent total reflects an addition of sales commission to the purchase price. The buyer also acted as the broker and thus the transaction amount is net of typical commission expenses, typically 3%. The lease increases a minimum of 12% every 5 years.


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                                              RETAIL CENTER SALE COMPARABLE NO.:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

     Comp_Code:  189

  Project Name:  Western Auto, Paducah

      Location:  5124 Hinkleville Road, paducah,KY

        County:  McCrackin

       Grantor:  Jalkh

       Grantee:  Western Auto

PROPERTY DATA

  Net Rentable Area (SF):  9,100

               Land Size:  1.44 acres

     Land/Building Ratio:  6.9:1

              Year Built:  1994

               Occupancy:  100%

            Construction:  Masonry

               Condition:  Good

          Anchor Tenants:  Western Auto

  Date of Sale:     09/01/96          Book/Page:     859  /  303


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                                     RETAIL CENTER SALE COMPARABLE NO.5, CONT'D.
--------------------------------------------------------------------------------

  Map(s):           N/A

  Parcel(s):

TRANSACTION DATA

  Actual Consideration:  $1,000,000    Cash Equivalent:  $1,000,000

  Financing:             Cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0             Actual Equity:  $1,000,000

  Verified By:           Third Party

        OPERATING DATA:            TOTAL $           PER SF        % OF GAI

   Gross Annual Income:           $100,100           $11.00         100.00%

          Less Vacancy:           $ (l,001)          $(0.11)         -1.00%
                                  --------           ------         ------

Effective Gross Income:           $ 99,099           $10.89          99.00%

         Less Expenses:           $ (1,901)          $(0.21)         -1.90%
                                  --------           ------         ------

  Net Operating Income:           $ 97,198           $10.68          97.10%

          Debt Service:           $      0           $ 0.00           0.00%
                                  --------           ------         ------

             Cash Flow:           $ 97,198           $10.68          97.10%

       UNITS OF COMPARISON          ACTUAL

                      GIM:           9.99

            Effective GIM:          10.09

             Overall Rate:           9.72%

          Equity Dividend:           9.72%

       Sales Price Per SF:        $109.89

COMMENTS: Excellent regional high traffic and retail shopping district. Buyer renovated to suit a Western Auto Store prototype. Site had 11,650 SF of concrete paving and drives. Gross annual income above reflects average rent that was being generated from the previous tenant.


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

                               COMPARABLE SALE MAP

                               [GRAPHICS OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 73

                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

COMPARABLE IMPROVED SALES SUMMARY

===========================================================================================
Sale No.        Subject             1              2           3             4           5
-------------------------------------------------------------------------------------------
Name/Address                Hollywood      Hollywood   Hollywood     Hollywood
                                Video         Video,      Video,        Video,     Western
                          Clarksville   Murfreesboro    Columbia   Jackson, TN        Auto
-------------------------------------------------------------------------------------------
Sale Date       Current      04/15/97       09/26/97    09/26/97      09/26/97    09/01/96
-------------------------------------------------------------------------------------------
Year Built         1997          1996           1997        1997          1997        1994
-------------------------------------------------------------------------------------------
Occupancy          100%          100%           100%        100%          100%        100%
-------------------------------------------------------------------------------------------
Size(SF)          7,488         7,488          7,488       7,488         7,488       9,100
-------------------------------------------------------------------------------------------
% Credit/           100%          100%           100%        100%          100%        100%
Anchor
-------------------------------------------------------------------------------------------
SP/SF               N/A       $166.93        $177.10     $162.10       $169.70     $109.89
-------------------------------------------------------------------------------------------
NOI/SF           $16.35        $16.32         $17.25      $15.79        $16.86      $10.68
-------------------------------------------------------------------------------------------
GIM                 N/A          9.96          10.00       10.00          9.81        9.99
-------------------------------------------------------------------------------------------
NOI/GPI          97.41%        97.41%         97.45%      97.39%        97.43%       97.10%
===========================================================================================

Note: All transaction data in the chart reflects cash equivalency and / or other adjustments applied in the comparable sale summary sheets.

INTRODUCTION

     A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The search for comparable sales was expanded to a regional search in order to obtain Hollywood Video sales. One local, non-Hollywood Video sale was utilized to assist in determining investment factors for Paducah. The sales used herein represent the most comparable data available at the time of the report.

COMPARISON OF IMPORTANT FACTORS AFFECTING SP/SF

     All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

SUBJECT:
     Primary Negative Factors:     None


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 74
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                                   SALES COMPARISON APPROACH - ANALYSIS, CONT'D.
--------------------------------------------------------------------------------

Primary Positive Factors:    Good retail location across from Wal-Mart
                             Supercenter; 15 year lease term with escalating rents every five years.

SALE NO.1 - HOLLYWOOD VIDEO CLARKSVILLE:
  Inferior Factors
   Compared to Subject:      None
  Superior Factors
   Compared to Subject:      None
  Overall Comparison
   to Subject:               Similar

SALE NO.2 - HOLLYWOOD VIDEO, MURFREESBORO:
  Inferior Factors
   Compared to Subject:      None
  Superior Factors
   Compared to Subject:      Slightly superior location/City
  Overall Comparison
   to Subject:               Similar

SALE NO.3 - HOLLYWOOD VIDEO, COLUMBIA:
  Inferior Factors
   Compared to Subject:      None
  Superior Factors
   Compared to Subject:      None
  Overall Comparison
   to Subject:               Similar

SALE NO.4 - HOLLYWOOD VIDEO, JACKSON, TN:
  Inferior Factors
   Compared to Subject:      None
  Superior Factors
   Compared to Subject:      None
  Overall Comparison
   to Subject:               Similar

SALE NO.5 - WESTERN AUTO:
  Inferior Factors
   Compared to Subject:      Location; net income per square foot
  Superior Factors
   Compared to Subject:      None
  Overall Comparison
   to Subject:               Inferior

  MOST COMPARABLE SALES:     No. 1 & 2

     COMMENTS/ANALYSIS: The most significant factor for single and multi-tenant, long- term leases to credit tenants is the quality of the credit. Hollywood Video is a young company in a major growth cycle. After the credit rating, the most significant factors become items relative to the lease structure. All but one of the sales are Hollywood


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 75

--------------------------------------------------------------------------------

Videos with similar credit and lease structures. The local Western Auto sale has significantly lower net operating income per square foot and is inferior before adjustments. However, after the NOI/SF adjustment that follows, the adjusted price per square foot is similar to the other Hollywood Videos. Thus, after adjustments for NOI/SF, all of the sales are considered similar to the subject.

SALE PRICE PER SQUARE FOOT METHOD

DESCRIPTION:                  The Price Per Square Foot indicator is a general
                              common denominator which encompasses all influences without specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF ADJUSTMENT TECHNIQUE:  A wide range produced by this method indicates that the comparable sales have varying
                              income-producing capabilities attributable to differences in age, location, size and quality. In order to adjust for these differences, a multiplier is obtained by dividing the subject's NOI/SF by the NOI/SF of each comparable sale. The resulting multiplier is then applied to the sales price/SF of each comparable resulting in an indicated sale price/SF for the subject property. The following grid displays this technique.

NOI/SF ADJUSTMENT ANALYSIS

     SALE NO.      NOI/SF       SP/SF        MULTIPLIER     ADJ. SP/SF
     --------      ------       -----        ----------     ----------
        5          $10.68      $109.89         1.5305         $168.19

        3          $15.79      $162.10         1.0352         $167.81

        1          $16.32      $166.93         1.0016         $167.20

       Subj.       $16.35         ----           ----            ----

        4          $16.86      $169.70         0.9695         $164.52

        2          $17.25      $177.10         0.9476         $167.82

            Note: Above chart is sorted based on ascending NOI/SF's.

     COMMENTS/ANALYSIS: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. The subject will have a similar build-out and design all of the sales. Sale No.3 appears to have a more similar location. Adjusted for income capabilities, the subject tends to fall within the range of $164.50 to $168.00. The calculations are presented as follows.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 76

--------------------------------------------------------------------------------

                            SP/SF METHOD CALCULATIONS

                                                      VALUE EST.,
                 SIZE              SP/SF EST.           ROUNDED

               7,488   SF     x     $164.50     =     $1,230,000

               7,488   SF     x     $168.00     =     $1,260,000

GROSS INCOME MULTIPLIER METHOD

DESCRIPTION:                  The Gross Income Multiplier illustrates the
                              relationship between the sales price and the revenue stream of a property. Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives of purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/GROSS POTENTIAL INCOME
  RATIO COMPARISON OF GIM'S:  GIM's are typically influenced by the relationship between the net operating income and gross potential income as measured by the net operating income to gross income ratio (NOI/GPI ratio). The sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales' NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's NOI/GPI ratio.

                            NOI/GPI to GIM Comparison

                          Sale No.      NOI/GPI         GIM
                          --------      -------         ---

                             5          97.10%         9.99

                             3          97.39%        10.00

                             1          97.41%         9.96

                            Subj.       97.41%         ----

                             4          97.43%         9.81

                             2          97.45%        10.00


            Note: Above chart is sorted based on ascending NOI/GPI's.

     COMMENT/ANALYSIS: Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should range between 9.80x to 10.00x with the


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 77

--------------------------------------------------------------------------------

subject GIM falling on the upper end of the range. The calculations for this method are presented below.

                                GIM CALCULATIONS

                                                         VALUE EST.,
              GROSS INC.             GIM EST.              ROUNDED

              $125,649        x        9.80       =      $1,230,000

              $125,649        x       10.00       =      $1,260,000

SALES COMPARISON APPROACH - RECONCILIATION

                             SUMMARY OF VALUE RANGES

                METHOD               VALUE RANGE
                          -------------------------------
                SP/SF:    $1,230,000    to     $1,260,000

                GIM:      $1,230,000    to     $1,260,000

     COMMENT/ANALYSIS: The two techniques yield highly similar value ranges. The subject's superior lease structure indicates the subject's value should be in the middle to upper portion of the overall range. With equal consideration placed upon the sales price per square foot method and GIM method, a value at the mid upper range of the sales price per square foot value range is reasonable.

     The value ranges previously derived represent an as stabilized value range for the subject. The subject is preleased to one single tenant which will occupy the building upon completion. Therefore, there are no deductions for the prospective value upon completion.

                            SALES COMPARISON APPROACH
                              AS IS VALUE ESTIMATE

          Current Stabilized Value Estimate            $1,250,000

          Less: Deferred Maintenance                            0

          Less: Lease-Up Costs to Stabilization                 0
                                                       ----------

          As Is Value Estimate                         $1,250,000
                                                       ==========

     As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

SALES COMPARISON APPROACH VALUE ESTIMATE:      $1,250,000

     Implied SP/SF:                               $166.93

     Implied GIM:                                    9.95


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 78

                                                  INCOME CAPITALIZATION APPROACH

INTRODUCTION

     The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

     This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

     The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

     QUANTITY:    Rental comparables have been gathered from similar properties to show current market rents.

     QUALITY: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

     DURABILITY:  This is reflected in the vacancy of the area.

     In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

     The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 79

--------------------------------------------------------------------------------


                                                 COMPARABLE IMPROVED RENTAL DATA
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 80

                                                    RETAIL RENT COMPARABLE NO.1:
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

PROJECT DATA

     Project Name:  Hollywood Video, Murfreesboro

         Location:  S\s of S Northfield Boulevard, West of US-231

           County:  Rutherford

PROPERTY DATA

     Rentable Area (SF):  7,488

             Year Built:  1996

           Construction:  I-story wood/panel

             Bay Depths:  70'

         Anchor Tenants:  Hollywood Video

RENTAL DATA

         Quoted Rate/SF:  $17.41

     EXISTING RATE RANGE

         Anchor Tenants:  $17.41

             Spec Space:  None

       Restaurant Space:  None


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 81

--------------------------------------------------------------------------------

LEASE TERMS

       Lease Basis:  Absolute Net

Typical Lease Term:  15 years; 2 options

        CAM Charge:  Tenant pays direct

  Escalator Clause:  Every 5 years

        Finish-Out:  Build-to-suit

 Rental Concessions  None

Occupancy Rate:  100%                  Historical Occupancy Rate:  N/A

Verified By:     Gerry Woodruff

Date:            12/10/96                              Comp_Code:  262

COMMENTS: The property rent basis is absolute net. Tenant pays insurance, taxes and common area maintenance directly. Landlord is responsible for structural maintenance only. The location is a high traffic corridor convenient to local established neighborhoods. The site is presently under construction.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 82

                                                    RETAIL RENT COMPARABLE NO.2:
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

PROJECT DATA

Project Name:   Hollywood Video, Clarksville

    Location:   S/s of Fort Campbell Boulevard, East of Bypass, Clarksville, TN

      County:   Montgomery

PROPERTY DATA

      Rentable Area (SF):  7,488

              Year Built:  1996

            Construction:  1-story wood/panel

              Bay Depths:  70'

          Anchor Tenants:  Hollywood Video

RENTAL DATA

          Quoted Rate/SF:  $16.76

      EXISTING RATE RANGE

          Anchor Tenants:  $16.76

              Spec Space:  None

        Restaurant Space:  None


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 83

--------------------------------------------------------------------------------

LEASE TERMS

       Lease Basis:  Absolute Net

Typical Lease Term:  15 years; 2 options

        CAM Charge:  Tenant pays direct

  Escalator Clause:  Every 5 years

        Finish-Out:  Build-to-suit

 Rental Concessions None

Occupancy Rate:  100%                 Historical Occupancy Rate:  N/A

Verified By:     Gerry Woodruff

Date:            12/10/96.                            Comp_Code:  263

COMMENTS: The property rent basis is absolute net. Tenant pays insurance, taxes and common area maintenance directly. Landlord is responsible for structural maintenance only. The location is a high traffic corridor convenient to local established neighborhoods.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 84

                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

  Project Name:  Hollywood Video, Jackson

      Location:  E/s of N. Highland Avenue, South of Bon Air Circle, Jackson, TN

        County:  Madison

PROPERTY DATA

  Rentable Area (SF):  7,488

          Year Built:  1997 proposed

        Construction:  Wood Frame with dryvit panels

          Bay Depths:  72' x 104'

      Anchor Tenants:  Free standing Hollywood Video

RENTAL DATA

      Actual Rate/SF:  $17.38/SF

  EXISTING RATE RANGE

      Anchor Tenants:  $17.38/SF

          Spec Space:  N/A

    Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 85

--------------------------------------------------------------------------------

LEASE TERMS

           Lease Basis:   Absolute Net

    Typical Lease Term:   15 Year with two five year options

            CAM Charge:   N/A

      Escalator Clause:   Minimum 12% every 5 years

            Finish-Out:   Build-to suit (turnkey)

     Rental Concessions   None

Occupancy Rate:    100%              Historical Occupancy Rate:  N/A

Verified By:       Gerry Woodruff

Date:              06/01/97                          Comp_Code:  292

COMMENTS: The facility is scheduled for an early fall 1997 completion. Good location near Old Hickory Mall. Land value is $400,000.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 86

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

 Project Name:   Pier One, Paducah

     Location:   S/s of Hinkleville Road @ Kentucky Oaks Mall

       County:   McCrackin

PROPERTY DATA

    Rentable Area (SF):  10,000

            Year Built:  1995

          Construction:  Masonry/storefront

            Bay Depths:  N/A

        Anchor Tenants:  Pier One Imports

RENTAL DATA

        Actual Rate/SF:  $12.00

   EXISTING RATE RANGE

        Anchor Tenants:  $12.00

            Spec Space:  N/A

      Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 87

--------------------------------------------------------------------------------

LEASE TERMS

          Lease Basis:  Absolute Net

   Typical Lease Term:  10.5 years with three 5 years options

           CAM Charge:  Tenant pays expenses direct

     Escalator Clause:  Flat 10.5 years;20% bump each 5 year option

           Finish-Out:  low cost

    Rental Concessions  None

Occupancy Rate:  100%             Historical Occupancy Rate:  N/A

Verified By:     Third Party Broker

Date:                                             Comp_Code:  293

COMMENTS: Good location at Kentucky Oaks Mall entrance. Building includes relatively low cost finishout. Lease commenced in mid 1995.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 88

                                                   RETAIL RENT COMPARABLE NO. 5:
--------------------------------------------------------------------------------

                               [GRAPHICS OMITTED]

PROJECT DATA

  Project Name:  Blockbuster Video, Paducah

      Location:  S/s of Hinkleville Road @ Kentucky Oaks Mall

        County:  McCrackin

PROPERTY DATA

    Rentable Area (SF):  5,500

            Year Built:  1988

          Construction:  Masonry

            Bay Depths:  N/A

        Anchor Tenants:  Blockbuster, Game Room

RENTAL DATA

        Quoted Rate/SF:  $11.90

   EXISTING RATE RANGE

        Anchor Tenants:  $11.90 SF

            Spec Space:  $9.00 SF

      Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 89

--------------------------------------------------------------------------------

LEASE TERMS

           Lease Basis:  5 years with two 5 year options

    Typical Lease Term:  NNN

            CAM Charge:  N/A

      Escalator Clause:  Every five years

            Finish-Out:  $7.27/SF allowance

     Rental Concessions  None

Occupancy Rate:  100%          Historical Occupancy Rate:  N/A

Verified By:     Broker

Date:            06/02/97                      Comp_Code:  294

COMMENTS: Good location in front of Kentucky Oaks Mall. Space allowance includes carpet floors & drywall interior walls. Lessor spent $40,000 for tenant finish. Blockbuster typically finishes the remaining space to suit their demands. Lease commenced in August 1994.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 90

                               COMPARABLE RENT MAP

                               [GRAPHICS OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 91

                                              ANALYSIS OF POTENTIAL GROSS INCOME
================================================================================

RENT ROLL

================================================================================
Suite   Tenant      Size    Lease   Lease   Lease    Rent/SF   Lease   Annual
#                   (SF)    Begin   End     Term               Type    Rent
                                            (Yrs.)
1       Hollywood   7,488   10/97   09/12   15       $16.78    Net     $125,649
        Video
================================================================================

Option periods:               Two periods of five years each.
Annual Rent Schedule
     Year 1-5                 $125,649 annual rent; Thereafter, annual rent for
                              any five year period in the Initial Term or any Option Period shall be increased by the lesser of either twelve percent (12%) or cumulative C.P.I.

Percentage Rent:              None

TENANCY:                      Single Tenant
SQUARE FEET OCCUPIED:         7,488 SF
SQUARE FEET VACANT - SHELL:   0 SF
SQUARE FEET VACANT -
 2ND GENERATION:              0 SF
RENT TREND:                   New construction, not applicable

COMPARABLE RENTAL ANALYSIS/SUBJECT ESTIMATED MARKET RENTS

INTRODUCTION

     In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 92

--------------------------------------------------------------------------------

SUMMARY OF COMPARABLE IMPROVED RENTAL DATA

=============================================================================================================
Rent No.             Subject           1                2              3              4             5
-------------------------------------------------------------------------------------------------------------
Name/Address        Hollywood      Hollywood        Hollywood      Hollywood       Pier One    Blockbuster
                      Video          Video            Video          Video         Imports
                                  Murfreesboro     Clarksville      Jackson
-------------------------------------------------------------------------------------------------------------
Size(SF)                  7,488            7,488           7,488         7,488         10,000          5,500
-------------------------------------------------------------------------------------------------------------
Year Built                 1997             1996            1996          1997           1995           1988
-------------------------------------------------------------------------------------------------------------
Occupancy                  100%             100%            100%          100%           100%           100%
-------------------------------------------------------------------------------------------------------------
Quoted Rate/SF              N/A           $17.41          $16.76        $17.30         $12.00         $11.90
-------------------------------------------------------------------------------------------------------------
Tenant Expenses             N/A     Absolute Net    Absolute Net  Absolute Net   Absolute Net            NNN
-------------------------------------------------------------------------------------------------------------
CAM Charge                  N/A      Tenant pays     Tenant pays   Tenant pays    Tenant pays            N/A
                                          direct          direct        direct         direct
-------------------------------------------------------------------------------------------------------------
Rental Concessions          N/A             None            None          None           None           None
-------------------------------------------------------------------------------------------------------------
Effective Rate/SF                         $17.41          $16.76        $17.30         $12.00         $11.90
=============================================================================================================

     All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

COMPARISON TO SUBJECT

SUBJECT:
     Primary Negative Factors:    None
     Primary Positive Factors:    Established retail corridor.

RENT NO.1 - HOLLYWOOD VIDEO MURFREESBORO:
     Inferior Factors
       Compared to Subject:       None
     Superior Factors
       Compared to Subject:       Location
     Overall Comparison
       to Subject:                Superior based on location

RENT NO.2 - HOLLYWOOD VIDEO CLARKSVILLE:
     Inferior Factors
       Compared to Subject:       None
     Superior Factors
       Compared to Subject:       Similar
     Overall Comparison
       to Subject:                Similar


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 93

--------------------------------------------------------------------------------

RENT NO.3 - HOLLYWOOD VIDEO JACKSON:

     Inferior Factors
       Compared to Subject:      None
     Superior Factors
       Compared to Subject:      Similar
     Overall Comparison
       to Subject: Similar

RENT NO.4 - PIER ONE IMPORTS:

     Inferior Factors
       Compared to Subject:      Tenant finishout allowance was much less, size
                                 of building, older lease origination
     Superior Factors
       Compared to Subject:      None
     Overall Comparison
       to Subject:               Inferior

RENT NO.5 - BLOCKBUSTER:

     Inferior Factors
       Compared to Subject:      Finishout allowance, older lease origination
     Superior Factors
       Compared to Subject:      Slightly superior
     Overall Comparison
       to Subject:               Inferior

Most Comparable Rentals:         No.2 & 3

     CONCLUSIONS/ANALYSIS: Most build-to-suit leases are derived on the basis of approved development costs, including the land, by the prospective tenant. As a result, land value/price has a significant impact on the rent. In addition, the date the lease is a significant issue because of rising land and construction costs. The most recent lease is the Hollywood Video store in Jackson, Tennessee, which generally has the most similar location and demographic characteristics.

     The two local lease comparables are inferior to the subject property. The lease dates on both these comparables are two to three years old. However, the main factor is the finishout of the rents. It does not appear that the rent comparables located in Paducah were build-to-suit properties. Blockbuster was given a typical finishout in an older building, with the tenant responsible for significant additional finish above the landlord's allowance. Pier One Imports apparently completed the interior design of its building. Thus considering this significant factor, the market data tends to support a $16.50/SF to $17.50/SF market rental for subject. This compares to the $16.78/SF lease rate for the subject on an absolute net basis. Thus, it appears the subject's existing lease -falls within the range of the most comparable properties, especially considering the subject has a 15 year lease to a credit tenant.

     ESTIMATED MARKET RATE:      $16.50 to $17.50 /SF given land values and the
                                 build-to suit nature of the subject property.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 94

--------------------------------------------------------------------------------

     EXPENSE RECOVERIES:
       Analysis:                 All of the comparable retail lease rates were
                                 based on an absolute net basis. The following
                                 Stabilized Operating Statement, which follows the Analysis of Expenses, is based on the proposed lease rate.

     The Stabilized Operating Statement, which follows the Analysis of Expenses, is based on the subject's actual lease rate and expense pass throughs.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 95

                                                            ANALYSIS OF EXPENSES
================================================================================

INTRODUCTION

     No historical data was available from the property since the subject construction was only completed within the past two months. The subject has an absolute net lease with the landlord only responsible for the structural walls and roof repairs. The tenant will pay and be billed directly for all other expenses. Therefore, the subject will have minimal expenses to the landlord. The following analysis addresses only those expenses that are the responsibility of the landlord.

VACANCY & COLLECTION LOSS
     EXPENSE DESCRIPTION:        Vacancy & collection loss is an allowance for
                                 reductions in potential income attributable to vacancies, tenant turnover and nonpayment of rent. The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

     SUBJECT DATA:
       TENANCY:                  Single Tenant
       CURRENT OCCUPANCY:        100%

     ANALYSIS:                   Based on a review of the market data above as
                                 well as the subject's current vacancy, a vacancy and collection loss of 1% is believed to appropriately recognize potential collection loss over the holding period. In reality, the lease is a 15 year lease and there will be no tenant turnover. However, the treatment of the subject vacancy must be the same as the vacancy treatment of the sales in order to derive the same type of calculated net operating income for capitalization purposes. The comparable sales utilized a 1% vacancy.

ESTIMATED VACANCY &
     COLLECTION LOSS:            1%

MANAGEMENT:
     EXPENSE DESCRIPTION:        The subject must be considered as an investment
                                 under prudent management. A charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.


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                                                   ANALYSIS OF EXPENSES, CONT'D.
--------------------------------------------------------------------------------

     ANALYSIS:                   The proforma annual management fee for the
                                 subject property is 1.0% of the Effective Gross
                                 Income. This reflects the owners time and expense for bookkeeping and other minimal management duties since it is considered a long-term, absolute net lease.

     ESTIMATED MANAGEMENT:       1.0%

RESERVES:
     EXPENSE DESCRIPTION:        A reserves or replacement allowance provides
                                 for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

     ANALYSIS:                   The reserves expense estimate is based
                                 primarily on the typical expense recognized by buyers as compared to a calculated type estimate Based upon the age and condition of the property and typical buyer actions, the reserves expense estimate is $0.10/SF.

     ESTIMATED RESERVES:         $0.10/SF

ESTIMATED EXPENSE SUMMARY

          MANAGEMENT                          1.0%  EGI  =   $1,244

          TAXES:                            $0.10   /SF  =   $  749
                                                             ------

     SUBTOTAL EXPENSES:                     $0.28   /SF  =   $1,993


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 97

--------------------------------------------------------------------------------

STABILIZED OPERATING STATEMENT

GROSS RENTAL INCOME POTENTIAL:

                                           Lease
                       Size (SF)            Rate
  Gross Rent Income       7,488     @     $16.78 /SF       =        $125,649
  (See Rent Roll for Rent Allocation)

Plus: Expense Recovery                                                     0
TOTAL GROSS ANNUAL INCOME:                                          $125,649

LESS: VACANCY/COLLECTION LOSS                 1%                    $  1,256

EFFECTIVE GROSS INCOME                                              $124,392

LESS EXPENSES

  Management              1.0%  EGI  =   $1,244
  Taxes:                $0.00   /SF  =   $    0
  Insurance:            $0.00   /SF  =   $    0
  CAM:                  $0.00   /SF  =   $    0
  Administration:       $0.00   /SF  =   $    0
  Reserves:             $0.10   /SF  =   $  749
SUBTOTAL EXPENSES:      $0.27   /SF  =   $1,993                     $ (1,993)
NET OPERATING INCOME:                                               $122,399

  NOI/SF:               $16.35
  NOI/Gross Income       97.41%

                            CAPITALIZATION TECHNIQUE
               ----------------------------------------------------

               ----------------------------------------------------
                 NOI           /      OAR      =     Value Estimate
               $122,399        /     9.75%     =       $1,255,379

               CURRENT STABILIZED VALUE ESTIMATE       $1,260,000
               Less: Deferred Maintenance                       0
               Less: Lease-Up Costs to Stabilization            0
               AS IS VALUE ESTIMATE                    $1,260,000


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 98

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

INTRODUCTION

     Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparable. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

IMPROVED SALES' OVERALL RATE SUMMARY

========================================================================================================
Sale No.         Subject         1                2                3               4            5

Name/Address                 Hollywood        Hollywood        Hollywood       Hollywood     Western
                               Video            Video,           Video,          Video,        Auto
                            Clarksville      Murfreesboro       Columbia     Jackson, TN
--------------------------------------------------------------------------------------------------------
Sale Date        Current         04/15/97          09/26/97       09/26/97        09/26/97    09/01/96
--------------------------------------------------------------------------------------------------------
Year Built         1997              1996              1997           1997            1997        1994
--------------------------------------------------------------------------------------------------------
Occupancy           100%              100%              100%           100%            100%        100%
--------------------------------------------------------------------------------------------------------
Size (SF)         7,488             7,488             7,488          7,488           7,488       9,100
--------------------------------------------------------------------------------------------------------
% Credit/           100%              100%              100%           100%            100%        100%
Anchor
--------------------------------------------------------------------------------------------------------
Overall Rate        N/A              9.78%             9.74%          9.74%           9.93%       9.72%
========================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

COMPARISON OF IMPORTANT FACTORS AFFECTING OAR

     All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

     NOTE: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 99

--------------------------------------------------------------------------------

Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

SUBJECT:
    Primary Negative Factors:    None
    Primary Positive Factors:    None compared to comparables

MOST COMPARABLE:                 Sale Nos. 1 through 5

     COMMENT/ANALYSIS: Four of the sales represent sales of Hollywood Video stores with similar lease structures as the subject. The local Western Auto Store sale has a similar overall rate as the Hollywood Video sales, indicating no significant differences. Four of the five sales reflect a range of 9.72% to 9.78%. Thus, the estimated overall rate for the subject is 9.75%.

CONCLUDED OAR:                   9.75%

ANALYSIS OF SUBJECT'S POTENTIAL MORTGAGE TERMS

PRELIMINARY ANALYSIS:            Several factors affect the potential real
                                 estate mortgage terms of any given property.
                                 These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

     LONG-TERM FINANCING:        Institutional lenders are typically
                                 establishing interest rates on the basis of 175 to 225 basis points above the comparable term
                                 U.S. Treasury Bond with a 7 to 10 year term, 20
                                 to 25 year amortization and 70% to 75%
                                 loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

     BANK SHORT-TERM
       FINANCING:                Banks are typically utilizing the prime rate as
                                 the index for loans. Mortgage interest rates are typically 150(plus or minus) basis points above the prime rate. The mortgage terms are preferably a


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

                                 ANALYSIS OF DIRECT CAPITALIZATION RATE, CONT'D.
--------------------------------------------------------------------------------

                                 three year call based on a 20 to 25 year amortization and 70% to 75% loan-to-value ratio; however, banks will provide a five year term in some situations.

SUMMARY OF SUBJECT'S POTENTIAL MORTGAGE TERMS

     MORTGAGE TYPE:Long-term;
       Analysis:                 This appraisal contemplates a typical long-term
                                 loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

     U.S. TREASURY BOND
       10 YEAR RATE(1):          6.00%
     LOAN TERM:                  10 years
     AMORTIZATION:               20 years
     LOAN-TO-VALUE RATIO:        75%
     APPROX. INTEREST RATE:      8.00%

DEBT COVERAGE RATIO (DCR) ANALYSIS: A TEST OF REASONABLENESS

                                                            FINAL REPORT
                                        DIRECT CAP VALUE          VALUE

DIRECT CAPITALIZATION VALUE                   $1,260,000     $1,255,000

LOAN AMOUNT @ L-TO-V OF            75%        $  945,000     $  941,250

MONTHLY PAYMENT                               $    7,904     $    7,873

ESTIMATED NOI                                 $  122,399     $  122,399

DIVIDED BY ANNUAL PAYMENT                     $   94,852     $   94,476

IMPLIED DEBT COVERAGE RATIO                         1.29           1.30

     COMMENT/ANALYSIS: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.

----------
     (1) Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 101

                                                INCOME CAPITALIZATION APPROACH -
                                                                  RECONCILIATION
================================================================================

INTRODUCTION

     The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

DIRECT CAPITALIZATION            $1,260,000

     The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

DISCOUNTED CASH FLOW             OMITTED

     A Discounted Cash Flow model takes into account the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. Over the past few years, investors have placed less emphasis on this technique as a primary valuation tool. It has become more of a test of reasonableness. The discounted cash flow is not typically a significant valuation tool for a single tenant, long-term lease property, particularly with adequate sales data from which an overall rate can be derived.

RECONCILIATION

VALUE ESTIMATE SUMMARY BY METHOD:
     DIRECT CAPITALIZATION:                              $1,260,000
     DISCOUNTED CASH FLOW ANALYSIS:                         OMITTED

     The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, total consideration is given the direct capitalization approach

     Therefore, the estimated value of the subject property by the income capitalization approach, as of November 24, 1997, as follows:

VALUE INDICATED BY THE INCOME CAPITALIZATION APPROACH                 $1,260,000

     Implied OAR:                9.71%


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 102

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
================================================================================

INTRODUCTION:

     The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

COST APPROACH:                   $1,217,000

GENERAL DESCRIPTION:             The cost approach is most applicable when a
                                 property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

ANALYSIS:                        Since the subject is proposed construction and
                                 market conditions are currently favorable, this is a reasonable method of valuation. However, it is utilized more as a test of feasibility for the subject because it does not reflect the actions of buyers/investors in the market and the credit worthiness of the tenant.

WEIGHTED CONSIDERATION:          Limited

SALES COMPARISON APPROACH:       $1,250,000

GENERAL DESCRIPTION:             The sales comparison approach is utilized in
                                 the valuation of the subject. The appraisal utilizes the best available and verifiable single tenant, investment grade tenant property sales comparable to the subject property. This approach utilized two methods to estimate a value range for the subject - 1) sales price per square foot and 2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

ANALYSIS:                        A sufficient quantity and quality of comparable
                                 sales was available to compare to the subject.
                                 Given the similar investment quality and type of buyer of the comparable sales, this approach is


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

                                CORRELATION AND FINAL ESTIMATE OF VALUE, CONT'D.
--------------------------------------------------------------------------------

                                 considered a very reliable value indicator for the subject.

WEIGHTED CONSIDERATION:          Significant

INCOME CAPITALIZATION
  APPROACH:                      $1,260,000

GENERAL DESCRIPTION:             The income capitalization approach involved the
                                 analysis of the existing rent as compared with market rent for the subject space.
                                 Additionally, a stabilized operating statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

ANALYSIS:                        A sufficient quantity and quality of comparable
                                 rental and sale data was available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered highly reflective of the actions and investment criteria for the potential investor in the subject property.

WEIGHTED CONSIDERATION:          Significant

SUMMARY OF VALUE INDICATIONS

     COST APPROACH                                           $1,217,000
     SALES COMPARISON APPROACH                               $1,250,000
     INCOME CAPITALIZATION APPROACH                          $1,260,000

FINAL CONCLUSION OF VALUE

     In view of the previous analyses, the most weight has been placed on the sales comparison approach and income capitalization approach with limited weight being placed on the cost approach in the valuation of the subject property. The cost approach value indication is supportive of the other two approaches and supports the feasibility of the development. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of November 24, 1997, is estimated to be:

               ONE MILLION TWO HUNDRED FIFTY-FIVE THOUSAND DOLLARS
                                  ($1,255,000)


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 104

                                                          CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. We have made a personal inspection of the property that is the subject of this report.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


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

                                                 CERTIFICATION OF VALUE, CONT'D.
--------------------------------------------------------------------------------

11. The market value of the Leased Fee interest for the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of November 24, 1997, is estimated to be:

               ONE MILLION TWO HUNDRED FIFTY-FIVE THOUSAND DOLLARS
                                  ($1,255,000)


/s/ James E. Lamb                       Eugene L. Poe Jr.

James E. Lamb, MAI                      Eugene L. Poe, Jr.
Review Appraiser                        Associate Appraiser
State Certified General Real            State Certified General Real
  Estate Appraiser                      Estate Appraiser
Licensee #CG-557                        Kentucky Temporary License #6723


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 106

                                                                    APPRAISAL OF
                                                THE HOLLYWOOD VIDEO, PADUCAH, KY
                                                       ASSUMING A PORTFOLIO SALE
================================================================================


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 107

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

INTRODUCTION

     This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

     In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

     The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

     1.   Brownsville Plaza
     2.   Hollywood Video, Paducah, KY
     3.   Delchamps Plaza
     4.   Chicot Crossing
     5.   One Main Place
     6.   Eckerds, Franklin, TN
     7.   Hollywood Video/Jiffy Lube, Franklin, TN

     The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

     The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

FACTORS EFFECTING PORTFOLIO VALUATIONS

     The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals included the following:


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 108

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

Institutional Lenders:           Prudential Insurance, Vice President of
                                 Comptrollers and Valuation, Newark, NJ office

                                 New York Life, Regional Appraiser - Southeast Region

Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

Investor:                        Highwoods REIT, Vice President - primarily
                                 office and industrial investor in the southeast region of the US

                                 Itochu International, New York Office Vice
                                 President - Japanese investor representative and consultant with significant background in portfolio investments and consultations

     The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

     1.   Geographic Dispersion

          Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

     2.   Quality of Properties in the Portfolio

          The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

     3.   Total Dollar of Portfolio Investment

          Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.


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

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

     All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.

     SUBJECT PORTFOLIO CONCLUSIONS: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

SURVEYED RESPONDENTS INDICATION OF PORTFOLIO EFFECT ON THE OAR

     The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

CUSHMAN & WAKEFIELD BROKER:      The broker discussed potential effects on the
                                 overall rate in a broad and somewhat vague ranges. He indicated this was intentional because so many factors must be considered. One important factor is the motivation of the buyer.

                                 The broker indicated very generally that a portfolio purchase can definitely have a 25 basis point positive effect (i.e., reduction) on overall rates. If the portfolio ranks well in the quality of properties category previously discussed, it is the brokers opinion that the reduction in overall rate range is 50 basis points to about 100 basis points.

ITOCHU INVESTOR/CONSULTANT:      A true portfolio analysis truly consolidates
                                 the cash flows of all properties in the
                                 portfolio into one cash flow analysis. The consolidated cash flow analysis should probably yield an annual cash flow appreciation of 2% to 4%. This will accommodate the analysis of a true internal rate of return for the overall portfolio in total.


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

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                                 The investor would be looking for a true internal rate of return of approximately 20% to 25%. Based on the description of the subject portfolio, a 20% internal rate of return would be the most probable targeted rate. The analysis should be based upon a hypothetical "loan" at an interest rate reflective of alternative cost of funds. This could be either 130+ basis points above 10 year treasuries or 175+ basis points above LIBOR.

                                 Based on the respondents experience, this will probably have an approximate 50+ to 100+ basis point reduction in the overall rate as compared to individual property overall rates.

                                 Since the appraisers did not appraise all 18 properties in the subject portfolio, we have applied these criteria to the individual subject property cash flow. The implied alternative cost of funds, or hypothetical interest rate range equates to 7% to 7.5% and the hypothetical loan was derived based upon a
                                 1.15 debt coverage ratio. This discounted cash flow analysis values under these two scenarios ranged from 8.55% to 8.89%. This compares to the original individual property sale valuation overall rate of 9.75%. Thus, a 100 basis point reduction appears to be justified.

CONCLUSION

     Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100+ basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 9.75%, or 8.75%.

     The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 111

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                             ESTIMATED SUBJECT VALUE
                            ASSUMING A PORTFOLIO SALE

               =====================================================
                  NOI         /         OAR     =     Value Estimate
               -----------------------------------------------------
               $122,399       /        8.75%    =       $1,398,851
               -----------------------------------------------------

               -----------------------------------------------------
               Portfolio Sale Value Estimate            $1,400,000
               =====================================================

FINAL CONCLUSIONS OF ASSUMED PORTFOLIO SALE VALUE

     In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of November 24, 1997, is estimated to be $1,400,000.

     SPECIAL LIMITING CONDITION: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 112

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                                                                                                                       Years
Name                      Location        Size (GLA)  Anchor             Anchor Size (GLA)  % Anchor   Expiration  Remaining
----                      --------        ----------  ------             -----------------  --------   ----------  ---------
Brownsville Place         Brownsville, TN     76,762  Wal-Mart                      54,962      71.6%     4/17/10        13    54962

Greenbrier Station        Anniston, AL        62,540  Winn Dixie                    44,900      71.8%     1/28/17        20
                                                      Revco Drugs                    9,240      14.8%     1/31/12        15
                                                      Total Anchor                  54,140      86.6%                          54140

59 West                   Bessemer, AL        95,591  Winn Dixie                    44,090      46.1%    07/31/16
                                                      Drugs For Less                18,000      18.8%     8/31/11
                                                      Total Anchor                  62,090      65.0%                          62090

Clanton Marketplace       Clanton, AL         57,150  Winn Dixie                    35,000      61.2%     3/10/13        16
                                                      Harco Drugs                    8,450      14.8%     3/20/06         9
                                                      Total Anchor                  43,450      76.0%                          43450

Betts Crossing            Opelika, AL         58,400  Winn Dixie                    44,000      75.3%     12/1/16        19    44000

Opp Marketplace           Opp, AL             25,350  B.C. Moore                    16,900      66.7%      8/2/06         9
                                                      Harco                          8,450      33.3%     11/15/08       11
                                                      Total Anchor                  25,350     100.0%                          25350

Russell Crossing          Phenix City, GA     72,312  Winn Dixie                    45,500      62.9%     12/7/08        11
                                                      Big B Drugs                    9,000      12.4%    11/28/03         6
                                                                                    54,500      75.4%                          54500

Parker Shopping Center    Pensacola, FL       68,680  Winn Dixie                    44,000      64.1%     6/25/17        20
                                                      Scotty's                      19,880      28.9%     2/28/06         9
                                                                                    63,880      93.0%                          63880

The Y                     Panama City,        64,848  Winn Dixie                    46,422      71.6%    11/30/14        17
                                                      Eckerd Drugs                  10,354      16.0%     7/28/09        12
                                                                                    56,776      87.6%                          56776

29 North                  Pensacola           58,040  Winn Dixie                    44,000      75.8%    11/30/17        20
                                                      Big B                          9,240      15.9%    11/30/12        15
                                                                                    53,240      91.7%                          53240

Nine Mile Plaza           Pensacola          191,787  Winn Dixie                    46,372      24.2%    08/29/06         9
                                                      Eckerds                        8,640       4.5%    09/30/05         8
                                                      TJX                           78,000      40.7%    10/31/12        15
                                                                                   133,012      69.4%                         133012

Hollywood Video           Paducah, KY          7,488  Hollywood Video                7,488     100.0%    09/26/12        15

Mandeville Marketplace    Mandeville, LA      77,785  Winn Dixie                    53,986      69.4%     9/30/16        19
                                                      FNBC                          10,500      13.5%     9/11/03         6
                                                                                    64,486      82.9%                          64486

Delchamps Plaza           Long Beach, MS      62,859  Delchamps                     35,059      55.8%     7/31/09        12
                                                      Big B Drugs                    9,000      14.3%     7/31/99         2
                                                                                    44,059      70.1%                          44059

Chicot Crossing           Pascagoula, MS      122,360 Winn Dixie                    47,300      38.7%     3/24/16        19
                                                      Harco                         10,125       8.3%     1/31/11        14
                                                      Goody's                       27,435      22.4%     3/31/06         9
                                                                                    84,860      69.4%                          84860

One Main Place            Pascagoula, MS      68,566  Brunos (Food World)            4,802      69.7%     4/30/13        16
                                                      Big B/Revco                   10,064      14.7%     8/31/05         8
                                                                                    57,866      84.4%                          57866
Hollywood Video/Jiffy Lu  Franklin, TN         9,305  Hollywood Video                7,488      80.5%     8/31/12        15
                                                      Jiffy Lube                     1,817      19.5%     8/31/05        20
                                                                                     9,305     100.0%                           9305

Eckerd                    Franklin, TN        10,908  Eckerd                        10,908     100.0%    11/30/17        20    10908

Total Portfolio GLA                        1,190,731                               916,884      77.0%                    13  916,884

  No. of Properties                               18


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 113

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum specific valuation, or the approval of a loan.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 114

--------------------------------------------------------------------------------

11.  As Is Market Value of Property Assuming Portfolio Sale

     The market value of the Leased Fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is part of the defined 18 property portfolio sale, as of November 24, 1997 is estimated to be:

                    ONE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                  ($1,400,000)



/s/ James E. Lamb, MAI                     /s/ Eugene L. Poe, Jr.

James E. Lamb, MAI                         Eugene L. Poe, Jr.
Review Appraiser                           Associate Appraiser
State Certified General Real               State Certified General Real
  Estate Appraiser                           Estate Appraiser
Licensee #CG-557                           Kentucky Temporary License #6723


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 115

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

EDUCATION

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

PROFESSIONAL AFFILIATIONS

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No.8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

STATE CERTIFICATIONS

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

ACCREDITED APPRAISAL COURSES
     THE APPRAISAL INSTITUTE:

       Course   101    Introduction to Appraising Real Property
       Course   1A-1   Real Estate Appraisal Principles
       Course   1A-2   Basic Valuation Procedures
       Course   1B-A   Capitalization Theory and Techniques, Part A
       Course   1B-B   Capitalization Theory and Techniques, Part B
       Course    2-1   Case Studies In Real Estate Valuation
       Course    2-2   Valuation Analysis and Report Writing
       Course          Standard of Professional Practice, Part A
       Course          Standard of Professional Practice, Part B
       Seminar         Hazardous Materials in Real Property
       Seminar         Persuasive Styles in Narrative Report Writing
       Seminar         Advanced Income Capitalization Overview

     OTHER

       Real Estate Principles
       Real Estate Finance
       Commercial and Investment Real Estate
       Project Seminar

PROFESSIONAL EXCHANGE TO FOREIGN COUNTRIES

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 116

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
--------------------------------------------------------------------------------

estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.

PROFESSIONAL EXPERIENCE

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

EMPLOYMENT HISTORY

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm, from March 1983 through June 1987 as a staff appraiser.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc. Page 11

                                                       SUMMARY OF QUALIFICATIONS
                                                              EUGENE L. POE, JR.
================================================================================

EDUCATION:                       B.S. in Business Administration, The University
                                 of Tennessee, Knoxville, 1984. Major: General
                                 Business Minors: Finance and Accounting

                                 American Society of Appraisers course work 1987
                                 - 1993 Course RP1 Introduction to Real Property Valuation Course RP2 Real Property Valuation
                                 Methodology:
                                      Income Producing Property - Introductory
                                 Course RP3 Real Property Valuation Methodology:
                                      Income Producing Property - Advanced
                                 Uniform Standards of Professional Appraisal
                                 Practice

PROFESSIONAL EXPERIENCE:

January 91 - Present             ASSOCIATE APPRAISER, Huber & Lamb Appraisal
                                 Group, Inc. Nashville, Tennessee.
                                 Responsibility includes investigation and research into income producing property.
                                 Appraisal experience includes retail,
                                 industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals are utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions. Education in research and development includes in depth analysis into Argus and Pro-ject financial programs as well as spreadsheet computer software. (Word
                                 Perfect, Windows, Quattro, Lotus, Misc
                                 Software)

October 86 - January 91          PROJECT MANAGER, Neiman-Ross & Associates,
                                 Inc., Nashville, Tennessee. Responsibilities with Neiman-Ross Associates included extensive research into building cost data for the preparation of detailed cost survey studies of various special use properties such as hospitals and manufacturing concerns. Developed a cost segregation computer program for company use. Achieved experience in the valuation of real estate including tax management, property tax issues and income producing property.

COMMUNITY INTERESTS:             Boy Scouts of America - Dan Beard District -
                                 Cubmaster


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 118

                      KENTUCKY REAL ESTATE APPRAISERS BOARD
                                     1996-97

Hereby grants a TEMPORARY PERMIT                                License No

To  Eugene L. Poe
    Huber and Lamb Appraisal
    109 Westpark Dr., Ste. 320
    Brentwood, TN 37027

who has complied with the provisions of Chapter 324A of the Kentucky Revised Statutes IN WITNESS WHEREOF, we have caused the official seal to be affixed and attested for the year shown above.

          [SEAL]                Jed Deters, Chairman
REAL ESTATE APPRAISERS BOARD    Raymond Smith, Vice Chairman    /s/ Jed Deters
  Commonwealth of Kentucky      Jennifer Cox
     Established 1990           Gene Daniels
                                James P. Daniels

                                                                Control No 6723

     This Certificate Expires Upon Completion Of Assignment


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 119

                                                                         ADDENDA
================================================================================

CONTENTS

Exhibit 1         Lease Contract Summary
Exhibit 2         Insurance Valuation


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 120

                                                                       EXHIBIT 1
                                                          LEASE CONTRACT SUMMARY
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 121

                                 HOLLYWOOD VIDEO

                                PADUCAH, KENTUCKY

                                  LEASE SUMMARY

Lessee:                  Hollywood Entertainment, dba, Hollywood
Video

Use: The retail rental and sale of movies, games, equipment, concessions and other items related to video rental.

Square Feet Leased:      7,488

Term of Lease:           Fifteen (15) years
                         Two (2) five (5) year Options

Rent/Square              Years          1-5  :  $      16.78
                                       6-10  :  $      18.80
                                      11-15  :  $      21,05
                                 Option (1)  :  $      23.58
                                 Option (2)  :  $      26.40

                         Base Rent
                         Year           1-5  :  $ 125,649.00  per year
                                       6-10  :  $ 140,775.00  per year
                                      11-15  :  $ 157,622.00  per year
                                 Option (1)  :  $ 176,567.00  per year
                                 Option (2)  :  $ 197,711.00  per year

Expenses:                Lessee shall pay all taxes, insurance and maintenance
                         costs.

                                                                       EXHIBIT 2
                                                             INSURANCE VALUATION
--------------------------------------------------------------------------------


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 122

INSURANCE VALUATION

     The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

COST ITEMS EXCLUDED

1.   Basement Excavation
2.   Foundations Below Ground
3.   Piping Below Ground
4.   Architects' Fees

SOURCE:  Marshall Valuation Service, Marshall & Swift
         Section 96, Pages 1-2

DEPRECIATION ITEMS EXCLUDED

     Given the nature and purpose of the valuation, any external obsolescence is excluded as a depreciation item. In addition, functional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

     The cost summary for insurance valuation purposes is presented on the following page.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 123

INSURANCE VALUATION - COST APPROACH SUMMARY

Property:         Hollywood Video
Address:          S/s Beltline Highway, East of Bethel Street
City:             Paducah
State:            Kentucky

DIRECT COSTS                                              Marshall Valuation
                                                            Cost Estimates
Structural Improvements
Property Size             7,488 SF @  $52.79 /SF  =                 $395,266

Special Tenant Improvements*
Extraordinary Finishout   7,488 SF @  $15.00 /SF  =                 $112,320

Site Improvements
Asphalt Paving           35,000 SF @   $2.50 /SF  =   $87,500
Fence                         0 LF @  $13.00 /LF  =         0
Signage & Lighting:                                    20,000
Landscaping:                                           20,000
Site Work                                               5,000
                                                      -------
               Subtotal Site Improvements:                           132,500
                                                                    --------

               Total Direct Costs:                                  $640,086

INDIRECT COSTS

               Land Loan Interest:                    $10,502
               Lease-Up Costs:                        $44,928
               Land Loan Interest:                    $10,000
               Professional Fees:                           0
                                                      -------

               Total Indirect Costs:                                  65,430

Total Direct and Indirect Costs:                                    $705,517

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd.   0%             0
                                                                    --------

Total Cost New of Improvements and Profit:                          $705,517

Less:  Accrued Depreciation (Note Recognized In Insurable Value)           0
                                                                    --------

DEPRECIATED COST OF IMPROVEMENTS:                                   $705,517

LESS: INSURANCE EXCLUSIONS
Basement Excavation*                    0.0%         $      0
Foundations Below Ground*               3.4%         $ 23,988
Architects' Fees**                      5.7%         $ 40,214
Site Work & Improvements                             $132,500
                                                     --------
Total Insurance Exclusions                                          (196,702)
                                                                    --------

Insurance Valuation by Cost Approach                                $508,815

               INSURANCE VALUE ESTIMATE, ROUNDED                    $509,000

*  SOURCE: MARSHALL VALUATION SERVICE, SECTION 96
** SOURCE: MARSHALL VALUATION SERVICE, SECTION 99